Filed Pursuant to Rule 424(b)(5)
Registration No. 333-224532
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of Registration Fee(1)
5.000% Fixed-to-Floating Rate Subordinated Notes due 2030	$100,000,000	100%	$100,000,000	$12,980
(1)	This filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(to Prospectus dated April 30, 2018)
$100,000,000

5.000% Fixed-to-Floating Rate Subordinated Notes due 2030
We are offering $100,000,000 aggregate principal amount of 5.000% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “subordinated notes”). The subordinated notes will mature on July 1, 2030. From and including the date of original issuance to, but excluding, July 1, 2025, or the date of early redemption, the subordinated notes will bear interest at a fixed rate of 5.000% per annum, payable semiannually in arrears on January 1 and July 1 of each year, commencing on January 1, 2021. From and including July 1, 2025, to, but excluding the maturity date or the date of early redemption, the subordinated notes will bear interest at a floating rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined herein)) plus a spread of 485 basis points, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2025. Notwithstanding the foregoing, in the event that benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.
We may, at our option, redeem the subordinated notes (i) in whole or in part beginning with the interest payment date of July 1, 2025, and on any interest payment date thereafter or (ii) in whole but not in part upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or NBT Bancorp Inc. becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”). The redemption price for any redemption is 100% of the principal amount of the subordinated notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the subordinated notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations, including capital regulations.
There is no sinking fund for the subordinated notes. The subordinated notes will rank junior to all of our existing and future senior indebtedness. In addition, the subordinated notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The subordinated notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, NBT Bank, National Association (“NBT Bank”). The subordinated notes will be equal in right of payment with any of our existing and future subordinated indebtedness. The subordinated notes will be obligations of NBT Bancorp Inc. only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. For a more detailed description of the subordinated notes, see “Description of Subordinated Notes.”
The subordinated notes will not be listed on any national securities exchange or quoted on a quotation system. Currently, there is no public market for the subordinated notes.

	Per Note	Total
Public Offering Price(1)	100%	$100,000,000
Underwriting discounts and commissions(2)	1.5%	$1,500,000
Proceeds, before expenses, to us	98.5%	$98,500,000

(1)	Plus accrued interest, if any, from June 23, 2020, to the date of delivery.
(2)	We will also reimburse the underwriters for certain expenses incurred in this offering. See “Underwriting” in this prospectus supplement for details.
The underwriters expect to deliver the subordinated notes to investors in book-entry only form on or about June 23, 2020, which is the fifth business day following the date of pricing the subordinated notes (such settlement being referred to as “T+5”). See “Underwriting” beginning on page S-46 of this prospectus supplement for details.
Investing in the subordinated notes involves certain risks, including that the interest rate on the subordinated notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR. Please see “Risk Factors” beginning on page S-10 of this prospectus supplement and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and carefully consider that information before investing in the subordinated notes.
The subordinated notes are not savings accounts, deposits or other obligations of NBT Bank, or any nonbank subsidiaries. The subordinated notes are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”), or any other government agency or public or private insurer. Neither the Securities and Exchange Commission, any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Joint Book-Running Managers
Keefe, Bruyette & Woods A Stifel Company	Piper Sandler
The date of this prospectus supplement is June 16, 2020.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is comprised of two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement conflicts with any statement in a document we have incorporated by reference, then you should consider only the statement in the more recent document.
The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities, including the subordinated debt securities offered hereby, preferred shares, depositary shares, common stock, warrants, purchase contracts or units, or any combination thereof, in one or more offerings.
It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC related to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation of Certain Documents by Reference” on page S-iii of this prospectus supplement and “Where You Can Find More Information” on page 2 of the accompanying prospectus.
We have not, and the underwriters have not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered to you and the documents incorporated by reference herein and therein. Neither we nor the underwriters take responsibility for, or provide any assurance as to the reliability of, any different or additional information. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of the subordinated notes. Our business, financial condition, results of operations and prospects may have changed since that date.
The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the subordinated notes.
The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus and the offering of the subordinated notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any free writing prospectus come should inform themselves about and observe any such restrictions.
In this prospectus supplement, references to “NBT,” the “Company,” “we,” “our” and “us” and similar terms mean NBT Bancorp Inc. and its subsidiaries, unless the context otherwise requires.
EXTENDED SETTLEMENT
We expect that delivery of the subordinated notes will be made against payment therefor on or about June 23, 2020, which will be the fifth business day following the date of pricing of the subordinated notes, or “T+5.” Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the subordinated notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the subordinated notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the subordinated notes who wish to trade the subordinated notes prior to their date of delivery hereunder should consult their advisors.
S-ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and on the investor relations page of our website at www.nbtbancorp.com. Except for those SEC filings incorporated by reference in this prospectus supplement, the contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that website.
In this prospectus supplement and the accompanying prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents listed below:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020;
•	our Current Reports on Form 8-K filed with the SEC on February 13, 2020, May 20, 2020 and June 16, 2020;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020; and
•
our definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Shareholders, filed with the SEC on April 9, 2020 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019).

In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the accompanying prospectus until we complete the offering of the subordinated notes offered by this prospectus supplement (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.
Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
We will provide to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:
NBT Bancorp Inc.
52 Broad Street
Norwich, New York 13815
Attention: Investor Relations
(607) 337-6589
S-iii

In addition, these filings are available on our website at www.nbtbancorp.com. Please note that this website address is for textual reference only and the information on our website is not a part of, and is not incorporated into, this prospectus or any applicable prospectus supplement.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
Certain statements in this filing and future filings by the Company with the SEC, in the Company’s press releases or other public or stockholder communications or in oral statements made with the approval of an authorized executive officer, contain forward-looking statements, as defined in the Private Securities Litigation Reform Act. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war or terrorism; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (9) changes in consumer spending, borrowings and savings habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisitions and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, Economic Growth, Regulatory Relief, Consumer Protection Act of 2018, Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), and regulatory pronouncements around CARES Act; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; (20) the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic; (21) the impact of a slowing U.S. economy and increased unemployment on the performance of our loan portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; and (22) the Company’s success at managing the risks involved in the foregoing items.
Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the potential adverse effect of the current COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company, its customers and the global economy and financial markets. The extent to which the COVID-19 pandemic impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic and its impact on the Company’s customers and demand for financial services, the actions governments, businesses and individuals take in response to the pandemic, the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies, national and local economic activity, and the pace of recovery when the COVID-19 pandemic subsides, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2019 and in our Form 10-Q for the quarter ended March 31, 2020, both of which are incorporated herein by reference, as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.
S-iv

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.
Unless required by law, we do not undertake, and specifically disclaim any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
S-v

SUMMARY
The following summary should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” beginning on page S-10 of this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision about whether to invest in the subordinated notes.
NBT Bancorp Inc.
NBT Bancorp Inc. is a registered financial holding company incorporated in the state of Delaware in 1986, with its principal headquarters located in Norwich, New York. The Company, on a consolidated basis, at March 31, 2020 had total assets of $9.95 billion and stockholders’ equity of $1.1 billion. The Company primarily operates through NBT Bank, N.A. (“NBT Bank”), a full-service community bank, and through two financial services companies. NBT Bank has 146 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine, and is currently entering Connecticut. The Company’s business, primarily conducted through NBT Bank, consists of providing commercial banking, retail banking and wealth management services primarily to customers in its market area, which includes central and upstate New York, northeastern Pennsylvania, southern New Hampshire, western Massachusetts, Vermont and the southern coastal Maine area. The Company has been, and intends to continue to be, a community-oriented financial institution offering a variety of financial services. The Company’s business philosophy is to operate as a community bank with local decision-making, providing a broad array of banking and financial services to retail, commercial and municipal customers.
Our principal executive offices are located at 52 South Broad Street, Norwich, New York 13815, and our telephone number is (607) 337-2265. More information about the Company is available online at: www.nbtbancorp.com. The information on our website is not a part of, and is not incorporated into, this prospectus.
Recent Developments
First Quarter Financial Results
Information relating to our financial results for the first quarter ended March 31, 2020 is contained in our Quarterly Report on Form 10-Q dated May 11, 2020, which is incorporated herein by reference.
COVID-19 Pandemic and Company Response
The year 2020 began with overall stable U.S. economic conditions that were significantly impacted by the COVID-19 pandemic and subsequent shut-down of non-essential businesses throughout the Company’s footprint. A prolonged global pandemic like COVID-19 could adversely affect our operations. While there was little impact of the COVID-19 pandemic in our March 31, 2020 results of operations, the ultimate effect of the pandemic will depend on numerous factors that are highly uncertain including how long restrictions for business and individuals will last, further information around the severity of the virus itself, additional actions taken by federal, state and local governments to contain and treat COVID-19 and what, if any, additional government relief will be provided.
In response, the Company formed an Executive Task Force and engaged its established Incident Response Team under its Business Continuity Plan to execute a comprehensive pandemic response plan. The Company has taken significant steps to address the needs of its customers impacted by COVID-19. The Company is providing payment relief for all its customers for 180 days or less, and waiving associated late fees while not reporting these payment deferrals as late payments to the credit bureaus for all its consumer customers who were current prior to this event. The Company continues to responsibly lend to qualified consumer and commercial customers and designed special lending programs as well as participating in government sponsored relief programs to respond to customers’ needs during the pandemic. The Company has been a participant in the Small Business Administration’s Paycheck Protection Program. Through May 18, 2020, the Company processed over 2,900 loans under the Paycheck Protection Program totaling over $540 million. The Company also anticipates participating in the Main Street Lending Program as defined in the CARES Act.

On March 22, 2020, a statement was issued by the Company’s banking regulators titled the “Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus” that encourages financial institutions to work prudently with borrowers who are or may be unable to meet their contractual payment obligations due to the effects of the COVID-19 pandemic. Additionally, Section 4013 of the CARES Act further provides that a qualified loan modification is exempt by law from classification as a troubled debt restructuring as defined by GAAP from the period beginning March 1, 2020 until the earlier of December 31, 2020 or the date that is 60 days after the date on which the national emergency concerning the COVID-19 outbreak declared by the President of the United States terminates. Accordingly, the Company is offering short-term modifications made in response to COVID-19 to borrowers who are current and otherwise not past due. These include short-term, 180 days or less, modifications in the form of payment deferrals, fee waivers, extensions of repayment terms, or other delays in payment that are not material. As of May 18, 2020, we have processed approximately $1.1 billion in loans. 60% of the loan deferrals were commercial loans, 14% were consumer loans, 13% were business banking loans and 12% were home lending loans.
The Company has taken further steps to address the safety of its employees and its customers:
•	Employees
-	90% of non-branch employees quickly deployed to work remotely.
-	New scheduling protocols implemented to optimize social distancing for branch staff, including drive-up/ATM and appointment-only banking.
-	Additional leave provided to address health and childcare needs.
-	Redeployment of personnel to areas of greatest need.
-	Internal and external communication increased to address rapidly changing business environment and personal impact to employees.
•	Customers
-	82% of branches remain open for drive-up service and remaining branch staff redeployed to assist in other areas.
-	Leveraged technology tools such as robotic process automation for payment extension requests and onboarding loans; increased use of electronic signatures.
-	Digital communication channels significantly enhanced with dedicated webpages, emails and social media content.
•	Path Towards Reopening
-	Company forward committee charged with managing employee and customer safety through staged reopening.
-	Created five focus areas for reopening: employee wellbeing; alternate work plans; physical workspace; working with customers & vendors; policies, training & communications.
Adoption of Current Expected Credit Losses Methodology
On January 1, 2020, we adopted Accounting Standards Update 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“CECL”) using the modified retrospective method for all financial assets measured at amortized cost and off-balance-sheet credit exposures. Results for reporting periods beginning after January 1, 2020 are presented under Topic 326 while prior period amounts continue to be reported in accordance with previously applicable GAAP. The Company recorded a net decrease to retained earnings of $4.3 million as of January 1, 2020 for the cumulative effect of adopting Topic 326. The transition adjustment includes a $3.0 million impact due to the allowance for credit losses on loans, $2.8 million impact due to the allowance for credit losses on off-balance sheet credit exposure, and $1.5 million impact to the deferred tax asset. The Company did not record an allowance for HTM debt securities on January 1, 2020 as the amount of credit risk was deemed immaterial. The Company did not record an allowance for credit losses on its available for sale debt securities under the newly codified available for sale debt security impairment model, as the majority of these securities are government agency-backed securities for which the risk of loss is minimal.

In December 2018, the Office of Comptroller of the Currency (“OCC”), the Board of Governors of the Federal Reserve System, and the Federal Deposit Insurance Corporation (“FDIC”) approved a final rule to address changes to credit loss accounting under GAAP, including banking organizations’ implementation of CECL. The final rule provides banking organizations the option to phase in over a three-year period the day-one adverse effects on regulatory capital that may result from the adoption of the new accounting standard. In March 2020, the OCC, the Board of Governors of the Federal Reserve System, and the FDIC announced an interim final rule to delay the estimated impact on regulatory capital stemming from the implementation of CECL. The interim final rule maintains the three-year transition option in the previous rule and provides banks the option to delay for two years an estimate of CECL’s effect on regulatory capital, relative to the incurred loss methodology’s effect on regulatory capital, followed by a three-year transition period (five-year transition option). The Company is adopting the capital transition relief over the permissible five-year period. For more information see Note 3 “Recent Accounting Pronouncements—Recently Adopted Accounting Standards” to our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference herein.

THE OFFERING
Issuer:
NBT Bancorp Inc.
Securities Offered:
$100,000,000 aggregate principal amount of 5.000% fixed-to-floating rate subordinated notes due 2030.
Maturity Date:
The subordinated notes will mature on July 1, 2030 (the “Maturity Date”).
Issue Date:
June 23, 2020.
Interest:
From and including the date of original issuance to, but excluding, July 1, 2025 or the date of earlier redemption (the “fixed rate period”), the subordinated notes will bear interest at a fixed rate of 5.000% per annum, payable semi-annually in arrears on January 1 and July 1 of each year (each, a “fixed rate interest payment date”), commencing on January 1, 2021. The last fixed rate interest payment date for the fixed rate period will be July 1, 2025.
From and including July 1, 2025 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 485 basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on October 1, 2025. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
For each interest period during the floating rate period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of Subordinated Notes—Interest”).
If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of Subordinated Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of Subordinated Notes—Effect of Benchmark Transition Event,” which are referred to herein as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the subordinated notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the subordinated notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of Subordinated Notes”) plus 485 basis points.
Ranking
The subordinated notes will be our general unsecured subordinated obligations and will be:
•	junior in right of payment to any of our existing and future senior indebtedness (as defined under “Description of Subordinated Notes”);
•	equal in right of payment with any of our existing and future subordinated indebtedness;
•	senior to our obligations relating to any junior subordinated debt securities issued to our capital trust subsidiaries;
•	effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	structurally subordinated to any existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiaries.
The subordinated notes are not savings accounts or deposits and they are not insured by the United States, the FDIC or any other agency of fund of the United States.
As of March 31, 2020, we had $8.5 billion of senior indebtedness outstanding on a consolidated basis, and NBT Bank had $7.9 billion of deposits, $430.7 million of Federal Home Loan Bank (“FHLB”) advances, $152.4 million of customer repurchase agreements and $30 million of federal funds purchased to which the subordinated notes will be structurally subordinated. The FHLB advances are secured by mortgage loan related collateral and the customer repurchase agreements are secured by investment securities.
Redemption
We may, at our option, beginning with the interest payment date of July 1, 2025, and on any interest payment date thereafter, redeem the subordinated notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of Subordinated Notes—Redemption.”

We may also redeem the subordinated notes at any time prior to their maturity, including prior to July 1, 2025, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or the Company becoming required to register as an investment company pursuant to the 1940 Act.
See “Description of Subordinated Notes—Redemption.”
Listing
Currently, there is no public market for the subordinated notes. We do not intend to apply for listing of the subordinated notes on any securities exchange or automated dealer quotation system.
Use of Proceeds
We expect to receive net proceeds from this offering of approximately $97.9 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, repaying indebtedness, providing capital to support the organic growth of NBT Bank and our other subsidiaries, financing investments and capital expenditures, funding acquisitions and for investments in NBT Bank and our other subsidiaries as regulatory capital.
See “Use of Proceeds.”
Tax Considerations
You should carefully review the section “Certain U.S. Federal Income Tax Consequences” in this prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor.
ERISA Considerations
For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, you should read “ERISA Considerations.”
Global Note; Book-Entry System
The subordinated notes offered hereby will be issued only in fully registered form without interest coupons and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The subordinated notes offered hereby will be evidenced by a global note deposited with the trustee under the indenture for the subordinated notes, as custodian for DTC. Beneficial interests in the global note will be shown on, and transfers of those beneficial interest can only be made through, records maintained by DTC and its participants. See “Description of Subordinated Notes—Form, Denomination, Transfer, Exchange and Book-Entry Procedures.”
Risk Factors
See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the subordinated notes.
Trustee
U.S. Bank National Association.
Calculation Agent
We will appoint a calculation agent for the subordinated notes prior to the commencement of the floating rate period. We will act as the initial calculation agent.
Original Issue Discount
The subordinated notes may be issued with original issue discount (“OID”) for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing OID in gross income (as ordinary income) as the OID accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable. See “Certain U.S. Federal Income Tax Consequences.”

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION
The following tables present selected historical financial data as of and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015. You should read the information set forth below, together with our consolidated financial statements and related notes, included in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. See “Incorporation of Certain Documents by Reference.”
	Three Months Ended March 31,		Year Ended December 31,
(In thousands, except per share data)	2020	2019	2019	2018	2017	2016	2015
Selected balance sheet data (at end of period):
Securities available for sale, at fair value	$1,000,980	$951,859	$975,340	$998,496	$1,255,925	$1,338,290	$1,174,544
Securities held to maturity, at amortized cost	621,359	780,565	630,074	783,599	484,073	527,948	471,031
Loans	7,247,383	6,890,312	7,136,098	6,887,709	6,583,639	6,196,978	5,882,642
Allowance for loan losses	100,000	71,405	72,965	72,505	69,500	65,200	63,018
Assets	9,953,543	9,533,510	9,715,925	9,556,363	9,136,812	8,867,268	8,262,646
Deposits	7,864,638	7,617,659	7,587,820	7,368,211	7,170,636	6,973,688	6,604,843
Borrowings	714,283	719,775	820,682	1,046,616	909,188	886,986	674,124
Stockholders’ equity	1,112,179	1,034,055	1,120,397	1,017,909	958,177	913,316	882,004

Selected operating data:
Interest, fee and dividend income	$89,401	$91,344	$367,534	$344,255	$309,407	$286,947	$273,224
Interest expense	12,220	13,653	55,979	38,626	25,914	22,506	20,616
Net interest income	77,181	77,691	311,555	305,629	283,493	264,441	252,608
Provision for loan losses(1)	29,640	5,807	25,412	28,828	30,988	25,431	18,285
Noninterest income excluding net securities gains (losses)	36,235	33,764	139,810	131,103	119,437	116,357	115,394
Net securities gains (losses)	(812)	57	4,213	(6,341)	1,867	(644)	3,087
Noninterest expense	70,881	68,460	274,734	264,561	245,648	235,922	236,176
Income before income taxes	12,083	37,245	155,432	137,002	128,161	118,801	116,628
Net income	10,368	29,127	121,021	112,566	82,151	78,409	76,425

Per common share data:
Basic earnings	$0.24	$0.67	$2.76	$2.58	$1.89	$1.81	$1.74
Diluted earnings	0.23	0.66	2.74	2.56	1.87	1.80	1.72
Cash dividends paid	0.27	0.26	1.05	0.99	0.92	0.90	0.87
Book value at year-end	25.52	23.64	25.58	23.31	22.01	21.11	20.31
Tangible book value at year-end (2)	18.96	17.02	19.03	16.66	15.54	14.61	13.79
Average diluted common shares outstanding	44,130	44,081	44,124	44,020	43,905	43,622	44,389

Key ratios:
Return on average assets	0.43%(3)	1.24%(3)	1.26%	1.20%	0.91%	0.92%	0.96%
Return on average equity	3.69%(3)	11.52%(3)	11.32%	11.49%	8.71%	8.74%	8.70%
Average equity to average assets	11.59%	10.79%	11.17%	10.47%	10.45%	10.49%	10.98%
Net interest margin (4)	3.52%(3)	3.64%(3)	3.58%	3.58%	3.47%	3.43%	3.50%
Dividend payout ratio	117.39%	39.39%	38.32%	38.67%	49.20%	50.00%	49.92%
Tier 1 leverage	10.02%	9.62%	10.33%	9.52%	9.14%	9.11%	9.44%
Common equity tier 1 capital ratio	10.90%	10.69%	11.29%	10.49%	10.06%	9.98%	10.20%
Tier 1 risk-based capital	12.14%	11.99%	12.56%	11.79%	11.42%	11.42%	11.73%
Total risk-based capital	13.36%	12.98%	13.52%	12.78%	12.42%	12.39%	12.74%
(1)	Beginning January 1, 2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on incurred loss methodology.
(2)	Tangible book value calculation (non-GAAP): see reconciliation table below.
(3)	Annualized.
(4)	Net interest margin fully tax equivalent (“FTE”) adjustment (non-GAAP): see reconciliation table below.

Non-GAAP Measures
This prospectus supplement contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures adjust GAAP measures to exclude the effects of acquisition-related intangible amortization expense on earnings, equity and assets as well as providing a FTE yield on securities and loans. Where non-GAAP disclosures are used in this prospectus supplement, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.
Non-GAAP Measures
(unaudited, dollars in thousands except per share data)
	Three Months ended March 31,		Year Ended December 31,
Tangible book value	2020	2019	2019	2018	2017	2016	2015
Stockholders' equity	$1,112,179	$1,034,055	$1,120,397	$1,017,909	$958,177	$913,316	$882,004
Intangibles	285,955	289,400	286,789	290,368	281,463	281,254	283,222
Tangible equity	826,224	744,655	833,608	727,541	676,714	632,062	598,782
Common shares outstanding	43,587	43,740	43,797	43,673	43,543	43,258	43,431
Tangible book value	$18.96	$17.02	$19.03	$16.66	$15.54	$14.61	$13.79
	Three Months Ended March 31,		Year Ended December 31,
FTE adjustment	2020	2019	2019	2018	2017	2016	2015
Net interest income	$77,181	$77,691	$311,555	$305,629	$283,493	$264,441	$252,608
Add: FTE adjustment	329	500	1,667	2,007	3,799	3,549	3,292
Net interest income (FTE)	$77,510	$78,191	$313,222	$307,636	$287,292	$267,990	$255,900
Average earning assets	$8,862,518	$8,712,163	$8,739,258	$8,594,469	$8,274,334	$7,816,448	$7,305,934
Net interest margin (FTE)	3.52%	3.64%	3.58%	3.58%	3.47%	3.43%	3.50%

RISK FACTORS
An investment in the subordinated notes involves certain risks. You should carefully consider the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. In particular, you should carefully consider, among other things, the matters discussed below and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The price of the subordinated notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. The prospectus supplement is qualified in its entirety by those risk factors.
Additional Risk Factors Related to Our Business
The ongoing coronavirus (“COVID-19”) pandemic is adversely impacting the Company and our customers, counterparties, employees and third-party service providers. Further, the COVID-19 pandemic could lead to an economic recession or other severe disruptions in the U.S. economy and may disrupt banking and other financial activity in the areas in which the Company operates and the adverse impacts on our business, financial position, results of operations and prospects could be significant.
The Company’s business is dependent upon the willingness and ability of our employees and customers to conduct banking and other financial transactions. The COVID-19 global public health crisis and the resulting “stay-at-home” orders have resulted in widespread volatility, severe disruptions in the U.S. economy at large, and for small businesses in particular, and deterioration in household, business, economic and market conditions. The extent of the impact of the COVID-19 pandemic and actions taken in response to the pandemic on our capital, liquidity and other financial positions and on our business, results of operations and prospects will depend on a number of evolving factors, including:
•
The duration, extent, and severity of the pandemic. The COVID-19 pandemic does not yet appear to be contained and could affect significantly more households and businesses. The duration and severity of the pandemic continue to be impossible to predict.

•
The effects on our customers, counterparties, employees and third-party service providers. COVID-19 and its associated consequences and uncertainties may affect individuals, households, and businesses differently and unevenly. In the near-term if not longer, however, our credit, operational and other risks are generally expected to increase.

•
The effects on economies and markets. Whether the actions of governmental and nongovernmental authorities will be successful in mitigating the adverse effects of COVID-19 is unclear. National, regional and local economies and markets could suffer disruptions that are lasting. In addition, governmental actions are meaningfully influencing the interest-rate environment, which could adversely affect our results of operations and financial condition.

Additionally, if the COVID-19 pandemic has an adverse effect on (i) customer deposits, (ii) the ability of our borrowers to satisfy their obligations to us, (iii) the demand for our loans or our other products and services, (iv) other aspects of our business operations, or (v) on financial markets, real estate markets, or economic growth, this could, depending on the extent of the decline in customer deposits or loan defaults, materially and adversely affect our liquidity and financial condition and our results of operations could be materially and adversely affected.
The Company is unable to estimate the impact of the COVID-19 pandemic on our business and operations at this time. The global pandemic could cause us to experience higher credit losses in our lending portfolio, impairment of our goodwill and other financial assets, further reduce demand for our products and services and other negative impacts on our financial position, results of operations and prospects. Sustained adverse effects may also prevent us from satisfying our minimum regulatory capital ratios and other supervisory requirements or result in downgrades in our credit ratings.

Any of the negative impacts of the COVID-19 pandemic, including those described above, alone or in combination with others, may have a material adverse effect on our results of operations, financial condition and cash flows. Any of these negative impacts, alone or in combination with others, could exacerbate many of the risk factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 incorporated by reference herein. The full extent to which the COVID-19 pandemic will negatively affect our results of operations, financial condition and cash flows will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and actions taken by governmental authorities and other third parties in response to the pandemic.
Changes in market interest rates or capital markets, including volatility resulting from the COVID-19 pandemic, could affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital or liquidity.
The COVID-19 pandemic has significantly affected the financial markets and has resulted in a number of Federal Reserve actions. Market interest rates have declined significantly. On March 3, 2020, the 10-year Treasury yield fell below 1.00% for the first time, and the Federal Reserve reduced the target federal funds rate by 50 basis points to a range of 1.00% to 1.25%. On March 15, 2020, the Federal Reserve further reduced the target federal funds rate by 100 basis points to a range of 0.00% to 0.25% and announced a $700 billion quantitative easing program in response to the expected economic downturn caused by the COVID-19 pandemic. The Federal Reserve reduced the interest that it pays on excess reserves from 1.60% to 1.10% on March 3, 2020, and then to 0.10% on March 15, 2020. We expect that these reductions in interest rates, especially if prolonged, could adversely affect our net interest income and margins and our profitability.
Given our business mix, and the fact that most of our assets and liabilities are financial in nature, we tend to be sensitive to market interest rate movements and the performance of the financial markets. Our earnings and financial condition is largely dependent on net interest income, which is the difference between the interest earned from loans and investments and interest paid on deposits and borrowings. Prevailing economic conditions, fiscal and monetary policies and the policies of various regulatory agencies all affect market rates of interest and the availability and cost of credit, which, in turn, significantly affect financial institutions’ net interest income. If the interest we pay on deposits and other borrowings increases at a faster rate than increases in the interest we receive on loans and investments, net interest income, and, therefore, our earnings, could be affected. Earnings could also be affected if the interest we receive on loans and other investments falls more quickly than the interest we pay on deposits and other borrowings.
In addition to the general impact of the economy, changes in interest rates or in valuations in the debt or equity markets could directly impact us in one or more of the following ways:
•	the yield on earning assets and rates paid on interest bearing liabilities may change in disproportionate ways;
•	the value of certain balance sheet and off-balance sheet financial instruments or the value of equity investments that we hold could decline;
•	the value of assets for which we provide processing services could decline;
•	the demand for loans and refinancings may decline, which could negatively impact income related to loan originations; or
•	to the extent we access capital markets to raise funds to support our business, such changes could affect the cost of such funds or the ability to raise such funds.
In addition, the continued spread of COVID-19 has also led to disruption and volatility in financial markets, which could increase our cost of capital and adversely affect our ability to access financial markets, which may in turn affect the value of the subordinated notes. In addition, in March 2020, Moody’s Investor Services downgraded its outlook on U.S. banks to “negative” from “stable” due in part to the concerns presented by the coronavirus pandemic. This market volatility has resulted in a significant decline, and we may continue to experience further declines, in our stock price and market capitalization, which could result in goodwill impairment charges.

Declining values of real estate, increases in unemployment, insurance market disruptions and the related effects on local economies, including impacts related to the COVID-19 pandemic, may increase our credit losses, which would negatively affect our financial results.
We offer a variety of secured loans, including commercial lines of credit, commercial term loans, real estate, construction, home equity, consumer and other loans. Many of our loans are secured by real estate (both residential and commercial) within our market area. A major change in the real estate market, such as deterioration in the value of collateral, or in the local or national economy, could affect our customers’ ability to pay these loans, which in turn could impact our results of operations and financial condition. Additionally, increases in unemployment also may affect the ability of certain clients to repay loans and the financial results of commercial clients in localities with higher unemployment, may result in loan defaults and foreclosures and may impair the value of our collateral. Additionally, a concentration of natural disasters or a significant disruption in the insurance market could impact the risk relating to our insurance lending business. We cannot fully eliminate credit risk, and as a result, credit losses may increase in the future.
The sharp deterioration in the United States economy that has resulted from the COVID-19 virus and the actions taken by the federal and state governments to slow the spread of that virus have resulted in a significant increase in the unemployment rate throughout the United States, including in the local economies in which we conduct business. We anticipate that this increase in unemployment will affect the ability of some of our clients to repay their loans on a timely basis and will adversely affect the financial results of our commercial clients in localities with high unemployment, resulting in loan defaults and the possible impairments in the value of our collateral. These developments could adversely impact our results of operations and financial condition, although the extent of such impact cannot be determined at this time and may be muted by NBT Bank’s implementation of hardship relief programs that include payment deferral and short-term funding options.
Our allowance for credit losses may prove to be insufficient to absorb losses in our loan portfolio.
Like all financial institutions, we maintain an allowance for credit losses to provide for loans in our portfolio that may not be repaid in their entirety. Our allowance for credit losses may not be sufficient to cover actual loan losses, and future provision for credit losses could materially and adversely affect our operating results. The accounting measurements related to impairment and the allowance for credit losses require significant estimates which are subject to uncertainty and change related to new information and changing circumstances. Our estimates of the risk of loss and amount of loss on any loan are complicated by the significant uncertainties surrounding our borrowers’ abilities to successfully execute their business models through changing economic environments, competitive challenges and other factors. Because of the degree of uncertainty and susceptibility of these factors to change, our actual losses may vary from our current estimates.
Our regulators, as an integral part of their examination process, periodically review our allowance for credit losses and may require us to increase our allowance for credit losses by recognizing additional provision for losses charged to expense, or to decrease our allowance for credit losses by recognizing loan charge-offs, net of recoveries. Any such additional provision for loan losses or charge-offs, as required by these regulatory agencies, could have a material effect on our financial condition and results of operations.
As discussed under “Summary—Recent Developments” above, we adopted CECL in the first quarter of 2020, including the regulatory phase-in. As a result, credit loss allowances for loans increased from the January 1, 2020 adoption date to the March 31, 2020 quarter end, by approximately $24 million, resulting in a corresponding tax-effected decrease in retained earnings but a delayed impact to regulatory capital, as the Company adopted the regulatory capital transition relief over the permissible five-year period. CECL implementation poses operational risk, including the failure to properly transition internal processes or systems, which could lead to errors, financial misstatements or operational losses. As a result of CECL, our financial results may be negatively affected as soon as weak or deteriorating economic conditions are forecasted and alter our expectations for credit losses. Primarily as a result of COVID-19, our provision expense increased $24 million in the first quarter of 2020 from the first quarter of 2019, and we may incur significant provision expense for credit losses in future periods as well.

As a participating lender in the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”), the Company is subject to additional risks that the SBA may not fund some or all PPP loan guaranties, compliance risk, and risks of litigation from our customers or other parties regarding the processing of PPP loans.
On March 27, 2020, President Trump signed the CARES Act, which included a $349 billion loan program administered through the SBA referred to as the PPP. Congress subsequently approved $321 billion in additional funding for the PPP, including $60 billion earmarked for community banks and other small lenders. Under the PPP, small businesses and other entities and individuals can apply for loans from existing SBA lenders and other approved regulated lenders that enroll in the program, subject to numerous limitations and eligibility criteria. The Company’s subsidiary, NBT Bank, is participating as a lender in the PPP. The PPP opened on April 3, 2020; however, because of the short timeframe between passage of the CARES Act and the opening of the PPP, there is some ambiguity in the laws, rules and guidance regarding the operation of the PPP and documentation of PPP loans, which could expose the Company to risks relating to noncompliance with the PPP. For example, as a PPP lender, the Company has credit risk on PPP loans if a determination is made by the SBA that there was a deficiency in the manner in which the loan was originated, funded, or serviced by NBT Bank, such as an issue with the eligibility of a borrower to receive a PPP loan, which may or may not be related to the ambiguity in the laws, rules and guidance regarding the operation of the PPP. In the event of a loss resulting from a default on a PPP loan and a determination by the SBA that there was a deficiency in the manner in which the PPP loan was originated, funded, or serviced by the Company, the SBA may deny its liability under the loan guaranty, reduce the amount of the guaranty, or, if it has already paid under the guaranty, seek recovery of any loss related to the deficiency from the Company. If any such deficiency or noncompliance with PPP requirements is systemic to all or a substantial portion of the Company’s PPP loan portfolio, the Company’s credit risk exposure could be significant. In addition, since inception of the PPP, several banks have been subject to litigation regarding their processes and procedures used in processing PPP loan applications. The Company could be exposed to similar risk of litigation, from both customers and non-customers who sought PPP loans from us, regarding our processes and procedures for processing PPP loan applications. Any such litigation, regardless of the outcome, could result in significant financial liability or adversely affect the Company’s reputation. In addition, the PPP may also attract significant interest from federal and state enforcement authorities, oversight agencies, regulators and Congressional committees. State Attorneys General and other federal and state agencies may assert that they are not subject to the provisions of the CARES Act and the PPP regulations that entitled NBT Bank to rely on borrower certifications, and take more aggressive action against NBT Bank for alleged violations of the provisions governing NBT Bank’s participation in the PPP.
Risk Factors Related to the Subordinated Notes
You should not rely on indicative or historical data concerning SOFR.
The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of the Secured Overnight Financing Rate (“SOFR”), when we refer to SOFR-linked subordinated notes, we mean the subordinated notes at any time when the interest rate on the subordinated notes is or will be determined based on SOFR, including Three-Month Term SOFR.
SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.

FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although this historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on this historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.
The amount of interest payable on the subordinated notes will vary on and after July 1, 2025.
As the interest rate of the subordinated notes will be calculated based on SOFR from July 1, 2025 to, but excluding, the maturity date or earlier redemption date and since SOFR is a floating rate, the interest rate on the subordinated notes will vary on and after July 1, 2025. During this period, the subordinated notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 485 basis points; provided, that in the event the Benchmark rate is less than zero, then the Benchmark rate shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate subordinated notes.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked subordinated notes may fluctuate more than floating rate securities that are linked to less volatile rates.
Changes in SOFR could adversely affect the amount of interest that accrues on the SOFR-linked subordinated notes and the trading prices for the SOFR-linked subordinated notes.
Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked subordinated notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the SOFR-linked subordinated notes, which may adversely affect the trading prices of the SOFR-linked subordinated notes. In addition, the interest rate on the SOFR-linked subordinated notes for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the SOFR-linked subordinated notes during the floating rate period for any interest period declines to zero or becomes negative, interest will only accrue on the SOFR-linked subordinated notes at a rate equal to the spread of 4.85% per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the SOFR-linked subordinated notes.
SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.
In June 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar obligations (“U.S. dollar LIBOR”). However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example,

SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.
Any failure of SOFR to gain market acceptance could adversely affect the trading prices of the SOFR-linked subordinated notes.
SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the SOFR-linked subordinated notes.
Any market for the SOFR-linked subordinated notes may be illiquid or unpredictable.
Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market for the SOFR-linked subordinated notes may never develop or may not be very liquid. Market terms for securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the SOFR-linked subordinated notes may be lower than those of later-issued securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in securities that are similar or comparable to the SOFR-linked subordinated notes, the trading price of the SOFR-linked subordinated notes may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the SOFR-linked subordinated notes at all or may not be able to sell the SOFR-linked subordinated notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the SOFR-linked subordinated notes.
The interest rate for the subordinated notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR.
Under the terms of the subordinated notes, the interest rate on the subordinated notes for each interest period during the floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR (“Three-Month Term SOFR”). Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the ARRC. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of and market for the subordinated notes. If, at the commencement of the floating rate period for the subordinated notes, the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto (“Relevant Governmental Body”) has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the subordinated notes during the floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

Under the terms of the subordinated notes, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the subordinated notes, which are defined in the terms of the subordinated notes as “Three-Month Term SOFR Conventions.” For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, the calculation agent will need to determine the applicable Three-Month Term SOFR during the floating rate period. The calculation agent’s determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the subordinated notes during the floating rate period, which could adversely affect the return on, value of and market for the subordinated notes.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the subordinated notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the subordinated notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily Secured Overnight Financing Rates calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.
The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the subordinated notes and the trading prices for the subordinated notes.
Under the benchmark transition provisions of the subordinated notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the subordinated notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the subordinated notes during the floating rate period, which could adversely affect the return on, value of and market for the subordinated notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.
Because the subordinated notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.
Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the subordinated notes at our option (i) in whole or in part beginning with the interest payment date of July 1, 2025, and on any interest payment date thereafter. In addition, at any time at which any subordinated notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the subordinated notes in whole but not in part upon the occurrence of (i) a “Tier 2 Capital Event,” (ii) a “Tax Event” or (iii) if we are required to register as an investment company pursuant to the 1940 Act. In the event that we redeem the subordinated notes, holders of the subordinated notes will receive only the principal amount of the subordinated notes plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the subordinated notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the subordinated notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the subordinated notes. See “Description of Subordinated Notes—Redemption.”
If we are in default on our obligations to pay our senior indebtedness, we will not be able to make payments on the subordinated notes.
Our obligations under the subordinated notes will be unsecured and will rank junior to the following, unless, by their terms, the obligation ranks equal with, or junior to, the subordinated notes:
•
any of our indebtedness for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	any of our capital lease obligations;
•
any of our obligations issued or assumed as the deferred purchase price of property, our conditional sale obligations and our obligations under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

•
any of our obligations arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers’ acceptance, security purchase facilities and similar credit transactions;

•
any of our obligations associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	any of the above listed types of obligations of other persons for the payment for which we are responsible or liable, directly or indirectly, as obligor, guarantor or otherwise;
•	any of the above listed types of obligations of other persons secured by any lien on any of our property or assets whether or not we assume that obligation; and
•	any deferrals, renewals or extensions of any of the above listed obligations.
If we default on payments under any of these obligations that are senior to the subordinated notes, or if any of these senior obligations are accelerated or any judicial proceeding with respect to a default is pending, we will not be able to make payments on the subordinated notes, unless we cure the default. If we liquidate, go bankrupt or dissolve, we would be able to pay under the subordinated notes only after we have paid in full all of our liabilities that are senior to the subordinated notes. As of March 31, 2020, we had $8.5 billion of senior indebtedness outstanding on a consolidated basis. The Subordinated Indenture (as defined below) does not limit the amount of senior indebtedness that we may incur. For more information on the subordination of payments under the subordinated notes, see “Description of Subordinated Notes—Subordination.”
The subordinated notes are structurally subordinated to all indebtedness of our subsidiaries and creditors of our subsidiaries will have priority as to our subsidiaries’ assets.
The subordinated notes are not obligations of, or guaranteed by, any of our subsidiaries or any third party. As a result, our right and the rights of our creditors, including holders of the subordinated notes, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or otherwise would be subject to the prior claims of creditors of that subsidiary. In the event of any such distribution of assets of our bank subsidiary, NBT Bank, the claims of depositors and other general or subordinated creditors of NBT Bank would be entitled to priority over our claims or the claims of holders of the subordinated notes. Accordingly, the subordinated notes are structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries. Claims on NBT Bank by creditors other than us include those by holders of our long-term debt and there are substantial obligations with respect to deposit liabilities and federal funds purchased, other short-term borrowings and various other financial obligations. As of March 31, 2020, we had $8.5 billion of senior indebtedness outstanding on a consolidated basis, and NBT Bank had $7.9 billion of deposits, $430.7 million of Federal Home Loan Bank (“FHLB”) advances, $152.4 million of customer repurchase agreements and $30 million of federal funds purchased to which the subordinated notes will be structurally subordinated.
We are a holding company, and banking laws and regulations could limit our access to funds from NBT Bank with the result that we may not have access to sufficient cash to make payments on the subordinated notes.
As a holding company, our principal source of funds to service our debt, including the subordinated notes, is dividends from our subsidiaries. For the year ended December 31, 2019, our interest expense on our debt obligations was $4.4 million (holding company only).
Federal and state banking regulations limit dividends from NBT Bank to us. Generally, banks are prohibited from paying dividends when doing so would cause them to fall below regulatory minimum capital levels. Additionally, limits exist on banks paying dividends in excess of net income for specified periods. The total amount available for payment of dividends by NBT Bank was approximately $129.5 million at March 31, 2020, based on NBT Bank maintaining enough capital to be considered well capitalized and other regulatory restrictions on subsidiary bank dividend payments. During the year ended December 31, 2019, NBT Bank paid dividends of $50.2 million to us. In addition, federal bank regulatory agencies have the authority to prohibit NBT Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends or other transfers of funds to us, depending on the financial condition of NBT Bank, could be deemed an unsafe or unsound practice.
Dividend payments from NBT Bank would also be prohibited under the “prompt corrective action” regulations of federal bank regulators if NBT Bank is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, NBT Bank is subject to restrictions under federal law that limit their ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by NBT Bank with us are limited to 10% of NBT Bank’ capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of NBT Bank’s capital stock and surplus. As of March 31, 2020, a maximum of approximately $129.5 million was available to us from NBT Bank pursuant to these limitations. Moreover, loans and extensions of credit by NBT Bank to its affiliates, including us, generally are required to be secured in specified amounts. A bank’s transactions with its non-bank affiliates also are required generally to be on arm’s-length terms. Accordingly, we can provide no assurance that we will receive dividends or other distributions from NBT Bank and our other subsidiaries in an amount sufficient to pay interest on or principal of the subordinated notes.
Holders of the subordinated notes will have limited rights, including limited rights of acceleration, if there is an event of default.
Payment of principal on the subordinated notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or NBT Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the subordinated notes, or in the performance of any of our other obligations under the subordinated notes or the Subordinated Indenture governing the subordinated notes. Our regulators can, in the event we or NBT Bank become subject to an enforcement action, prohibit NBT Bank from paying dividends to us, and prevent our payment of interest or principal on the subordinated notes and any dividends on our capital stock, but such limits will not permit acceleration of the subordinated notes. See “Description of the Subordinated Notes—Events of Default.”
Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the subordinated notes.
In addition to our currently outstanding indebtedness and any additional indebtedness we may incur pursuant to this offering, we may be able to borrow substantial additional indebtedness, including senior debt, in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase.
Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the subordinated notes, including:
•	limiting our ability to satisfy our obligations with respect to the subordinated notes;
•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;
•
requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and
•	putting us at a disadvantage compared to competitors with less indebtedness.
The Subordinated Indenture does not limit the incurrence of additional indebtedness by us, including secured indebtedness, which would be effectively senior to the subordinated notes to the extent of the value of the collateral securing such indebtedness.
Our business operations may not generate the cash needed to service our indebtedness.
Our ability to make payments on our indebtedness, including the subordinated notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay interest on and principal of our indebtedness, including the subordinated notes, or to fund our other liquidity needs.
The limited covenants relating to the subordinated notes do not protect you.
The covenants in the Subordinated Indenture governing the subordinated notes are limited. In addition, the subordinated notes and the Subordinated Indenture do not limit our or our subsidiaries’ ability to further issue additional subordinated notes, including additional notes of the same series as the subordinated notes, or to incur additional debt. As a result, the terms of the Subordinated Indenture do not protect you in the event of an adverse change in our financial condition or results of operations, and you should not consider the terms of the Subordinated Indenture to be a significant factor in evaluating whether we will be able to comply with our obligations under the subordinated notes.
There may be no active market for the subordinated notes.
The subordinated notes are a new issuance of securities with no established trading market. We do not intend to apply for listing of the subordinated notes on any national securities exchange or for quotation of the subordinated notes on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the subordinated notes. However, they are under no obligation to do so and may discontinue any market making activities at any time without any notice. A liquid or active trading market for the subordinated notes may not develop. If an active trading market for the subordinated notes does not develop, the market price and liquidity of the subordinated notes may be adversely affected. If the subordinated notes offered hereby are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.
If a trading market for the subordinated notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the subordinated notes and the market price of the subordinated notes.
Many factors could affect the trading market for, and the trading value of, the subordinated notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the subordinated notes; the time remaining to the maturity of the subordinated notes; the ranking of the subordinated notes; the redemption features of the subordinated notes; the outstanding amount of subordinated notes with terms identical to the subordinated notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the subordinated notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and

geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the subordinated notes.
The subordinated notes are not insured or guaranteed by the FDIC.
The subordinated notes are not savings accounts, deposits or other obligations of NBT Bank and are not insured by the FDIC or any other governmental agency or instrumentality.
A downgrade in our credit ratings or the ratings of NBT Bank could have a material adverse impact on us.
Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our and NBT Bank’s long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our and NBT Bank’s control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we and NBT Bank may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or NBT Bank’s credit ratings could also increase our and NBT Bank’s borrowing costs and limit access to the capital markets.
Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital.
We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the subordinated notes.
The calculation agent will determine the interest rate during the floating rate period. We will act as the initial calculation agent for the subordinated notes. Any exercise of discretion by us under the terms of the subordinated notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the subordinated notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the subordinated notes. Any determination by us, as the calculation agent, will be final and binding absent manifest error.
The subordinated notes may be issued with original issue discount for U.S. federal income tax purposes.
The subordinated notes may be issued with OID for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing OID in gross income (as ordinary income) as the OID accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable. See “Certain U.S. Federal Income Tax Consequences.”

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately $97.9 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, repaying indebtedness, providing capital to support the organic growth of NBT Bank and our other subsidiaries, financing investments and capital expenditures, funding acquisitions and for investments in NBT Bank and our other subsidiaries as regulatory capital.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of March 31, 2020 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the sale of $100,000,000 aggregate principal amount of subordinated notes offered hereby, after deducting the underwriting discount and estimated expenses. You should read this table in conjunction with the more detailed information, including our consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and accompanying prospectus.
	As of March 31, 2020 (in thousands)
	Actual	As Adjusted for this Offering
Cash and due from banks	$160,106	$257,994
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	$30,000	$30,000
FHLB borrowings	366,500	366,500
Customer repurchase agreements	152,404	152,404
Total short-term borrowings	$548,904	$548,904
Long-term debt:
FHLB advances	$64,166	$64,166
Insurance agency subsidiary note payable	18	18
5.000% Fixed-to-Floating Rate Subordinated Notes due 2030 offered hereby	—	$100,000
Total long-term debt	$64,183	$164,183
Junior Subordinated debt	$101,196	101,196
Shareholders’ equity:
Preferred stock, $0.01 par value; 2,500,000 shares authorized	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized and 49,651,493 issued at March 31, 2020	$497	$497
Additional paid-in-capital	577,080	577,080
Retained earnings	678,611	678,611
Accumulated other comprehensive (loss)	(2,792)	(2,792)
Common stock in treasury, at cost, 6,064,048 at March 31, 2020	(141,217)	(141,217)
Total shareholders’ equity	$1,112,179	$1,112,179
Total long-term debt, junior subordinated debt and shareholders’ equity	$1,277,558	$1,377,558

DESCRIPTION OF SUBORDINATED NOTES
The following summary of the subordinated notes does not purport to be complete and is qualified in its entirety by the Subordinated Indenture (as defined below), including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the Subordinated Indenture. For purposes of this “Description of Subordinated Notes,” references to the “Company,” “NBT,” “we,” and “us” include only NBT Bancorp Inc. and not its consolidated subsidiaries.
General
The subordinated notes offered hereby will be issued under a subordinated indenture, dated as of June 23, 2020, as amended and supplemented by a first supplemental indenture, dated as of June 23, 2020, between NBT and U.S. Bank National Association, as trustee, which together we refer to in this summary as the “Subordinated Indenture.”
The subordinated notes will be our general unsecured, subordinated obligations and will rank equally with all of our other unsecured, subordinated obligations from time to time outstanding. The subordinated notes will rank junior to all of our existing and future Senior Indebtedness (as defined below) to the extent and in the manner set forth in the Subordinated Indenture. In addition, the subordinated notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The subordinated notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary bank, NBT Bank. See “—Subordination.” The subordinated notes will be obligations of NBT Bancorp Inc. only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. The subordinated notes are not deposits and are not insured by the FDIC or any other governmental agency.
The subordinated notes will mature on July 1, 2030 (the “Maturity Date”), unless previously redeemed or otherwise accelerated. There is no sinking fund for the subordinated notes. We intend for the subordinated notes to qualify (subject to applicable limitations) as Tier 2 capital under applicable capital regulations, guidance, and interpretations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”).
Beginning with the interest payment date of July 1, 2025, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve (or, as and if applicable, the rules of any successor appropriate bank regulatory agency) (“Federal Reserve Approval”), redeem the subordinated notes, in whole or in part, at a price equal to 100% of the principal amount of the subordinated notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The subordinated notes may not be redeemed by us prior to July 1, 2025, except that we may, at our option, subject to Federal Reserve Approval, redeem the subordinated notes in whole, but not in part, prior to maturity, including prior to July 1, 2025, upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Subordinated Indenture) or if we are required to register as an investment company pursuant to the 1940 Act, in each case, at a price equal to 100% of the principal amount of the subordinated notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of The Depository Trust Company (with its successors, “DTC”). See “—Redemption.”
Additional Notes
The subordinated notes will initially be limited to an aggregate principal amount of $100,000,000. We may in the future from time to time, without notice to or consent of the holders of the subordinated notes, create and issue additional subordinated notes having the same terms and conditions as the subordinated notes offered by this prospectus supplement in all respects, except for any differences in the issue date and price and interest accrued prior to the issue date of the additional subordinated notes; provided that no such additional subordinated notes may be issued unless they will be fungible for U.S. securities law purposes and (1) such additional subordinated notes are issued pursuant to a “qualified reopening” of the subordinated notes offered hereby for U.S. federal income tax purposes, or (2) such additional subordinated notes are, and the subordinated notes offered hereby were, issued without OID for U.S. federal income tax purposes; and provided, further, that the additional subordinated notes have the same CUSIP number as the subordinated notes offered hereby. The subordinated notes offered hereby and any additional subordinated notes would rank equally and ratably and would be treated as a single series for all purposes under the Subordinated Indenture. No additional subordinated notes may be issued if any event of default has occurred and is continuing with respect to the subordinated notes.

Interest
From and including the date of original issuance to, but excluding, July 1, 2025, or the date of earlier redemption (the “fixed rate period”), the subordinated notes will bear interest at a fixed rate of 5.000% per annum, payable semi-annually in arrears on January 1 and July 1 of each year (each, a “fixed rate interest payment date”), commencing on January 1, 2021. The last fixed rate interest payment date for the fixed rate period will be July 1, 2025.
From and including July 1, 2025, to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 485 basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on October 1, 2025. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
For the purpose of calculating the interest on the subordinated notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. We will act as the initial calculation agent.
The following definitions apply to the foregoing definition of Three-Month Term SOFR:
“Benchmark” means, initially, Three-Month Term SOFR; provided that if the calculation agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).
“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

The terms “Benchmark Replacement,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event” and “Corresponding Tenor” and have the meanings set forth below under the heading “—Effect of Benchmark Transition Event.”
Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the subordinated notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the subordinated notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement plus 485 basis points.
Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the subordinated notes will be binding and conclusive on you, the trustee and us. The calculation agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices, will be made available to any holder of the subordinated notes upon request and will be provided to the trustee.
Interest on the subordinated notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and on the basis of a 360-day year and the actual number of days elapsed during the floating rate period. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one half cent being rounded upward.
Interest on the subordinated notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period,” we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the subordinated notes to, but excluding, the applicable interest payment date or the Maturity Date or date of earlier redemption, if applicable. If a fixed rate interest payment date or the Maturity Date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the subordinated notes will not be entitled to any further interest or other payments. If a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.
Interest on each subordinated note will be payable to the person in whose name such subordinated note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the subordinated notes are registered at the close of business on a special record date for the payment of defaulted interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the subordinated notes may be listed. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the subordinated notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.
If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related

Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the subordinated notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.
When we refer to a “business day” with respect to the subordinated notes, we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which the trustee or banking institutions in Norwich, New York or The City of New York are authorized or required by law, regulation or executive order to close.
Ranking
The subordinated notes are our general unsecured, subordinated obligations and are:
•	junior in right of payment to any of our existing and future Senior Indebtedness (as defined below);
•	equal in right of payment with any of our existing and future subordinated indebtedness;
•	senior to our obligations relating to any junior subordinated debt securities issued to our capital trust subsidiaries;
•	effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	structurally subordinated to any existing and future liabilities and obligations of our subsidiaries.
Subordination
The subordinated notes are junior in right of payment to the prior payment in full of all of our Senior Indebtedness. This means that, under certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the subordinated notes will be entitled to receive any amounts under the subordinated notes.
The Subordinated Indenture does not restrict us or any of our subsidiaries in any way now or in the future from incurring any debt, whether Senior Indebtedness, secured debt or indebtedness that would be pari passu with or subordinate to the subordinated notes.
The Subordinated Indenture provides that, unless all principal of and any premium or interest on Senior Indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated notes under the following circumstances:
•
in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, relative to us or our property, or any proceedings for voluntary liquidation, dissolution or other winding-up of us, whether or not involving insolvency or bankruptcy;

•
in the event and during the continuation of any default with respect to any Senior Indebtedness permitting the holders of such Senior Indebtedness to accelerate the maturity thereof and notice of such default has been given to us and the trustee or judicial proceedings are pending in respect of such default; or

•	in the event that any subordinated notes have been declared due and payable before their stated maturity as a result of certain events of default set forth in the Subordinated Indenture.
If the trustee or any holders of subordinated notes receives any payment or distribution that is prohibited under the subordination provisions, such payment or distribution shall be held in trust for and so paid and delivered to the holders of Senior Indebtedness (or their duly authorized representatives) until all Senior Indebtedness shall have been paid in full.
Even if the subordination provisions prevent us from making any payment when due on the subordinated notes, we will be in default on our obligations under the subordinated notes if we do not make the payment when due. This means that the trustee and the holders of subordinated notes can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.
The Subordinated Indenture defines “Senior Indebtedness” as:

•	our obligations for money borrowed or purchased;
•	indebtedness evidenced by bonds, debentures, notes or similar instruments;
•	similar obligations arising from off-balance sheet guarantees and direct credit substitutes;
•	reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities;
•	obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);
•	capital lease obligations;
•
obligations associated with derivative products, including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

•	obligations of others described in the preceding clauses that we have guaranteed or for which we are otherwise liable or that are secured by any lien on any of our property or assets; and
•	any of our obligations to our general creditors,
unless, in any case in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated notes or to other debt that is pari passu with or subordinate to the subordinated notes.
Senior Indebtedness does not include:
•	trade accounts payable arising in the ordinary course of business, which will rank equally in right of payment and upon liquidation with the subordinated notes;
•	any debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;
•	any debt to any employee of ours;
•	any other debt securities issued pursuant to the Subordinated Indenture (except if such debt securities are not, or no longer are, subject to the subordination provision of such indenture); or
•	any debt that expressly states that it is junior to, or ranks equally in right of payment with, the subordinated notes.
As of March 31, 2020, we had $8.5 billion of Senior Indebtedness outstanding on a consolidated basis.
We are a financial holding company and substantially all of our assets are held by our direct and indirect subsidiaries. We rely on dividends and other payments or distributions from our subsidiaries to pay the interest on our debt obligations (such as the subordinated notes offered hereby), which interest expense was $4.4 million and $4.1 million for each of the years ended December 31, 2019 and 2018, respectively (holding company only). Federal and state bank regulations impose certain restrictions on the ability of our bank subsidiaries to pay dividends directly or indirectly to us, to make any extensions of credit to us or certain of our affiliates and to invest in our stock or securities. These regulations also prevent us from borrowing from our bank subsidiaries unless the loans are secured by collateral. Accordingly, we may not have access to sufficient cash to make payments on the subordinated notes. See “Risk Factors.”
Because we are a holding company, our rights and the rights of our creditors, including holders of the subordinated notes, to participate in any distribution of assets of any of our subsidiaries upon the liquidation, reorganization, dissolution or winding up of any of our subsidiaries will be structurally subordinated to all existing and future liabilities of such subsidiary and, as such, would be subject to the prior claims of the creditors of such subsidiary (except to the extent that we are a creditor with a recognized claim). In the event of any such distribution of assets of NBT Bank due in part to its status as an insured depository institution, the claims of its depositors and other general or subordinated creditors would be entitled to priority over claims of its stockholder, including us as its parent holding company and any creditor of ours, such as holders of the subordinated notes. As of March 31, 2020, NBT Bank had $7.9 billion of deposits, $430.7 million of FHLB advances, $152.4 million of customer repurchase agreements and $30 million of federal funds purchased to which the subordinated notes will be structurally subordinated.
No Additional Amounts
In the event that any payment on the subordinated notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the subordinated notes, see “Certain U.S. Federal Income Tax Consequences.”
Redemption
We may, at our option, beginning with the interest payment date of July 1, 2025, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, redeem the subordinated notes, in whole or in part, from time to time, subject to obtaining the Federal Reserve Approval, at a price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.
The subordinated notes may not otherwise be redeemed prior to the Maturity Date, except that we may also, at our option, redeem the subordinated notes, in whole, but not in part, subject to obtaining the Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, at any time, including before July 1, 2025, upon the occurrence of:
•
a “Tax Event,” defined in the Subordinated Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, or decision or challenge is announced on or after the original issue date of the subordinated notes, there is more than an insubstantial risk that interest payable by us on the subordinated notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

•
“Tier 2 Capital Event,” defined in the Subordinated Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the subordinated notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the subordinated notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the subordinated notes, there is more than an insubstantial risk that we will not be entitled to treat the subordinated notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any subordinated notes are outstanding; or

•	the Company becoming required to register as an investment company pursuant to the 1940 Act.

In the event of any redemption of the subordinated notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of subordinated notes not less than 30 nor more than 60 days prior to the redemption date. We will provide written notice to the trustee prior to the close of business two business days prior to the redemption date (or such shorter period as may be acceptable to the trustee) if any such redemption has been rescinded or delayed, and upon receipt the trustee will provide such notice to each holder of the notes in the same manner in which the notice of redemption was given.
Any partial redemption will be made in accordance with the Depository Trust Company (“DTC”)’s applicable procedures among all of the holders of the subordinated notes. If any subordinated note is to be redeemed in part only, the notice of redemption relating to such subordinated note shall state the portion of the principal amount thereof to be redeemed. A replacement subordinated note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. The subordinated notes are not subject to redemption or prepayment at the option of the holders.
Events of Default
Under the Subordinated Indenture, an event of default permitting acceleration of the maturity of the subordinated notes will occur with respect to the subordinated notes only upon our or our principal subsidiary bank’s bankruptcy, insolvency, liquidation, reorganization or similar event. The term “principal subsidiary bank” means each of (1) any bank subsidiary the consolidated assets of which constitute 40% or more of our consolidated assets and (2) any other bank subsidiary designated as a “principal subsidiary bank” by our Board of Directors; provided that if the Federal Reserve notifies us that our bank subsidiary that is a principal subsidiary bank applying the tests in clause (1) or (2) above does not qualify as a “major subsidiary depository institution” within the requirements of the Federal Reserve’s capital guidelines applicable to bank holding companies, such bank subsidiary will not be a principal subsidiary bank from and after the time we receive from the Federal Reserve such a notice. Currently, NBT Bank is our only principal subsidiary bank and therefore is a “principal subsidiary bank.” If an event of default permitting acceleration of the maturity of the subordinated notes occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated notes may declare the principal amount and interest to be due and payable immediately. The foregoing provision would, in the event of the bankruptcy or insolvency involving the Company or NBT Bank, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the subordinated notes.
If we default in our obligation to pay any interest on the subordinated notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, and such default continues for a period of 30 days, then the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated notes of the performance of any covenant or agreement in the Subordinated Indenture. The trustee and holders of the subordinated notes may not accelerate the maturity of the subordinated notes, except upon our or our principal subsidiary bank’s bankruptcy, insolvency, liquidation, receivership or similar event.
The Subordinated Indenture also provides that the holders of not less than a majority in principal amount of the subordinated notes may waive any past default with respect to the subordinated notes and its consequences, except a default consisting of:
•	our failure to pay the principal of or interest on the subordinated notes; or
•	a default relating to a covenant or provision contained in the Subordinated Indenture that cannot be modified or amended without the consent of the holders of each outstanding subordinated note.
The Subordinated Indenture contains a provision entitling the trustee to be indemnified by the holders of any outstanding subordinated notes before proceeding to exercise any right or power under the Subordinated Indenture at the holders’ request or direction. The holders of a majority in principal amount of outstanding subordinated notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the subordinated notes of that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the Subordinated

Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the subordinated notes not joining in the direction (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders).
The Subordinated Indenture provides that no holder of the subordinated notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Subordinated Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the subordinated notes;
•
the holders of not less than 25% in principal amount of the outstanding subordinated notes shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee hereunder;

•	such holder or holders have offered security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
•	the trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and
•
no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding subordinated notes of such series.

These limitations do not apply to a suit instituted by a holder of subordinated notes for the enforcement of payment of the principal of or interest on the subordinated notes on or after the maturity date.
Modification
Except as set forth below, modification and amendment of the Subordinated Indenture as applicable to the subordinated notes may be made only with the consent of the holders of not less than a majority in principal amount of the subordinated notes and all other series of debt securities issued under the Subordinated Indenture and affected by such modification or amendment (voting as one class).
No modification or amendment of the Subordinated Indenture as applicable to the subordinated notes may, without the consent of each holder affected thereby, do any of the following:
•
change the stated maturity or due date of the principal of or interest payable on the subordinated notes or change any place of payment where or the currency in which such principal and interest is payable;

•	reduce the principal amount of or the rate or amount of interest on the subordinated notes;
•	impair the right to institute suit for the enforcement of any payment on or with respect to the subordinated notes;
•
reduce the percentage of the holders of the subordinated notes necessary (1) to modify or amend the Subordinated Indenture, or (2) to waive compliance with certain provisions thereof or certain defaults and consequences thereunder;

•
modify any of the provisions with respect to the subordination of the subordinated notes of any series in a manner adverse to the holders or adverse to the capital treatment of the subordinated notes, except to clarify ambiguities or to meet regulatory requirements and treatment of the subordinated notes as Tier 2 capital; and

•	modify or affect in any manner adverse to the holders the terms and conditions of our obligation in respect of the due and punctual payment of the principal of or interest on the subordinated notes.
We and the trustee may modify or amend the Subordinated Indenture as applicable to the subordinated notes, without the consent of any holder of the subordinated notes, for any of the following purposes:
•	to evidence the succession of another person to us as obligor under the Subordinated Indenture;
•
to evidence and provide for the acceptance or appointment of a successor trustee with respect to the subordinated notes or facilitate the administration of the trusts under the Subordinated Indenture by more than one trustee;

•
to add to the covenants for the benefit of the holders of the subordinated notes or to surrender any right or power conferred upon us in the Subordinated Indenture, provided that such action shall not adversely affect the interests of the holders of the subordinated notes as determined in good faith by us and evidenced by an officer’s certificate;

•	to add or eliminate additional events of default;
•
to cure any ambiguity, defect or inconsistency in the Subordinated Indenture, provided that such action shall not adversely affect the interests of the holders of the subordinated notes in any material respect as determined in good faith by us and evidenced by an officer’s certificate;

•	to secure the subordinated notes or add obligors;
•	to establish the form of any securities and to provide for the issuance of any series of securities under the Subordinated Indenture and to set forth the terms thereof;
•	to provide for additional notes;
•	to provide for the issuance of subordinated notes in uncertificated form in place of certificated subordinated notes;
•	to qualify or maintain qualification of the Subordinated Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”); or
•	to comply with the rules and regulations of any securities exchange or automated quotation system on which the subordinated notes may be listed or traded.
No modification or amendment of the Subordinated Indenture that adversely affects the superior position of any holder of senior indebtedness will be effective against any such holder of senior indebtedness unless such holder of senior indebtedness will have consented to such modification or amendment.
Merger, Consolidation or Sale of Assets
We may consolidate with or merge into any other corporation, or convey or transfer our properties and assets substantially as an entirety to any person or entity, provided that:
•
we are the surviving entity or the corporation formed by such consolidation or into which we are merged or the person or entity which acquires by conveyance or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States or any state or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and interest on all of the outstanding subordinated notes and the due and punctual performance and observance of all of the covenants and conditions to be performed by us contained in the Subordinated Indenture;

•
immediately after giving effect to the transaction, no event of default or default under the Subordinated Indenture, and no event which, after notice or the lapse of time or both, would become an event of default or a default, shall have occurred and be continuing; and

•
we and, if we are not the surviving entity, the corporation formed by such consolidation or into which we are merged or the person or entity which acquires by conveyance or transfer our properties and assets substantially as an entirety delivers to the trustee an officer’s certificate and an opinion of counsel stating that the consolidation, merger, conveyance or transfer complies with the relevant provisions of the Subordinated Indenture and constitutes the legal, valid and binding obligation of us and such corporation, person or entity.

Upon any such consolidation or merger, or conveyance or transfer, the successor corporation formed, or into which we are merged or to which such conveyance or transfer is made, shall succeed to, and be substituted for, us under the Subordinated Indenture, as supplemented.
This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transaction or change of control included a merger or consolidation or transfer of all or substantially all of our assets. There are no covenants or other provisions in the

Subordinated Indenture providing for a put option or increased interest or that would otherwise afford holders of the subordinated notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.
Although there is a limited body of case law interpreting the phrase “substantially as an entirety” and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve the property or assets of a person “substantially as an entirety.”
Satisfaction and Discharge
The Subordinated Indenture provides that when, among other things, all subordinated notes not previously delivered to the trustee for cancellation:
•	have become due and payable, or
•	will become due and payable at their stated maturity within one year, or
•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we irrevocably deposit or cause to be deposited with the trustee as trust funds in trust for such purpose money, in an amount sufficient to pay and discharge the entire indebtedness on the subordinated notes not previously delivered to the trustee for cancellation, for the principal and any premium and interest to the date of such deposit (in the case of subordinated notes which have become due and payable) or to the Maturity Date or the date of redemption, as the case may be;
then, upon our request, the Subordinated Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Subordinated Indenture with respect to the subordinated notes.
Defeasance
Our obligations will be deemed to have been paid and discharged if the following applicable conditions have been satisfied:
•
we have irrevocably deposited in trust with the trustee money or U.S. government obligations sufficient to pay and discharge the entire indebtedness on all outstanding subordinated notes for principal and interest to the Maturity Date or the date of redemption;

•	we have paid or caused to be paid all other sums payable under the Subordinated Indenture with respect to the subordinated notes;
•
we have delivered to the trustee, an officer’s certificate stating that no event of default or event which with notice or lapse of time or both would become an event of default with respect to the subordinated notes will have occurred;

•
we have delivered to the trustee, an officer’s certificate and opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the subordinated notes have been complied with;

•
we have delivered to the trustee a ruling from the Internal Revenue Service or an opinion of counsel to the effect that holders of the subordinated notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•
if the subordinated notes are then listed on the New York Stock Exchange, we have delivered to the trustee an opinion of counsel to the effect that the subordinated notes will not be delisted as a result of the defeasance.

Any defeasance of the subordinated notes pursuant to the Subordinated Indenture will be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the subordinated notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the subordinated notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.
Effect of Benchmark Transition Event
Benchmark Replacement. If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the subordinated notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates.
Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.
Certain Defined Terms. As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)	Compounded SOFR;
(2)
the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)	the sum of: (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment;
(4)
the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and
(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;
(2)
in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)	in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)
if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:
(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(2)
if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 485 basis points per annum.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “Federal Reserve Bank of New York’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “—Interest.”
Determinations and Decisions
The calculation agent is expressly authorized to make certain determinations, decisions and elections under the terms of the subordinated notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision or election that may be made by the calculation agent under the terms of the subordinated notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•	will be conclusive and binding on the holders of the subordinated notes and the trustee absent manifest error;
•	if made by us as calculation agent, will be made in our sole discretion;
•
if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the Subordinated Indenture, shall become effective without consent from the holders of the subordinated notes, the trustee or any other party.
Form, Denomination, Transfer, Exchange and Book-Entry Procedures
The subordinated notes offered hereby will be issued only in fully registered form, without interest coupons, and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
The subordinated notes offered hereby will be evidenced by a global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co., or Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

The global note will not be registered in the name of any person, or exchanged for subordinated notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:
•
DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary; or

•	an event of default with respect to the subordinated notes represented by the global note has occurred and is continuing.
In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such subordinated notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations. In connection with any proposed exchange of a global note for a certificated note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:
•	you cannot get subordinated notes registered in your name if they are represented by the global note;
•	you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;
•	you will not be considered to be the owner or holder of the global note or any note it represents for any purpose, including notices; and
•	all payments on the global note will be made to DTC or its nominee.
The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.
Only institutions (such as a securities broker or dealer) that have accounts with DTC or its nominee (called “participants”) and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf).
Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC’s same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.
We will make cash payments of interest on and principal of the global note to Cede, the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds on each payment date.
You may exchange or transfer the subordinated notes at the corporate trust office of the trustee under the Subordinated Indenture for the series of subordinated notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the subordinated notes, but NBT Bancorp may require payment of a sum sufficient to cover any applicable tax or other governmental charge. The transferor of any note shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the subordinated notes represented by the global note as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in subordinated notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in “street name.”
We also understand that neither DTC nor Cede will consent or vote with respect to the subordinated notes. We have been advised that under its usual procedures, DTC will mail or send an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede’s consenting or voting rights to those participants to whose accounts the subordinated notes are credited on the record date identified in a listing attached to the omnibus proxy.
Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.
DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the subordinated notes represented by the global note as to which such participant has, or participants have, given such direction.
DTC has also advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants.
Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the trustee have no responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global note, including for payments made on the global note, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.
Calculation Agent
We will appoint a calculation agent for the subordinated notes prior to the commencement of the floating rate period and will keep a record of such appointment at our principal offices, which will be available to any holder of the subordinated notes upon request. In addition, we or an affiliate of ours may assume the duties of the calculation agent. We will act as the initial calculation agent. The trustee will have no responsibility for any act or omission of the calculation agent.
The Trustee
The trustee under the Subordinated Indenture is U.S. Bank National Association. If an event of default with respect to the subordinated notes occurs, and is not cured, the trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its powers. Subject to the provisions of the Subordinated Indenture, the trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any holders of the subordinated notes, unless they have offered to the trustee security or indemnity satisfactory to the trustee.
U.S. Bank National Association, in the future, may be the trustee under other indentures pursuant to which we issue debt. Pursuant to the Trust Indenture Act, if a default occurs with respect to the securities of any series, the trustee will be required to eliminate any conflicting interest as defined in the Trust Indenture Act or resign as trustee with respect to the securities of that series within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated. In the event of such resignation, we would be required to appoint a successor trustee under the Subordinated Indenture for the subordinated notes.
From time to time, we and our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. We also maintain banking relationships with U.S. Bank National Association and its affiliates in the ordinary course of business. These banking relationships include U.S. Bank National Association providing us with general banking services. The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
Payment and Paying Agents
We will pay principal and interest on the subordinated notes at the corporate trust office of the trustee or at such other place that we appoint in accordance with the Subordinated Indenture.
We will pay any interest on the subordinated notes to the registered owner of the subordinated notes at the close of business on the record date for the interest, except in the case of defaulted interest.
Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and interest on any subordinated note that remains unclaimed for two years after the principal or interest has become due and payable will, at our request, be repaid to us, or (if then held by us) be discharged from such trust. After repayment to us, you are entitled to seek payment only from us as an unsecured general creditor.
Governing Law
The Subordinated Indenture and the subordinated notes are governed by and construed in accordance with the laws of the State of New York. The Subordinated Indenture provides that we and the trustee, and each holder of a subordinated note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Subordinated Indenture or the subordinated notes, or any transaction contemplated thereby.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the subordinated notes described in this prospectus supplement. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial authorities and administrative interpretations, in each case as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the U.S. Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the subordinated notes.
This discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, regulated investment companies, tax-exempt entities, dealers in securities or foreign currency, real estate investment trusts, thrifts, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships or other pass-through entities (or investors in such entities), U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, U.S. Holders that hold subordinated notes through non-U.S. brokers or other non-U.S. intermediaries, persons required to accelerate the recognition of any item of income as a result of such income being included on an applicable financial statement, U.S. expatriates and former long-term residents of the United States or persons that hold the subordinated notes as part of a hedge, wash sale, conversion transaction, straddle or other risk reduction transaction. This discussion is limited to those holders that purchase notes for cash in this offering at their “issue price” (which is the first price at which a substantial amount of the subordinated notes is sold for cash to investors other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and that hold the subordinated notes as capital assets (generally, property held for investment). Moreover, this discussion does not address the effect of any alternative minimum tax, the Medicare tax on investment income, state, local or non-U.S. tax laws or the application of any U.S. federal taxes other than U.S. federal income taxes (such as U.S. federal estate or gift taxes).
If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is a holder of subordinated notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the subordinated notes, you should consult your own tax advisor about the tax consequences of acquiring, owning and disposing of the subordinated notes.
Investors considering the purchase of subordinated notes should consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situations and the applicability and effect of state, local or non-U.S. tax laws and tax treaties.
Tax Consequences to U.S. Holders
You are a U.S. Holder for purposes of this discussion if you are a beneficial owner of a subordinated note and, for U.S. federal income tax purposes, you are:
•	an individual who is a citizen or resident of the United States;
•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Payments of Interest and Original Issue Discount
Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount and (ii) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of a single fixed rate and one or more qualified floating rates. We expect that the subordinated notes will meet the requirements for being variable rate debt instruments, and accordingly we intend to treat the subordinated notes as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, payments treated as qualified stated interest (“QSI”) on the subordinated notes generally will be taxable to you as ordinary income at the time such QSI is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes. QSI generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate, but as discussed below, special rules are applicable to variable rate debt instruments.
The subordinated notes will be treated as issued with OID for U.S. federal income tax purposes if the issue price of the subordinated notes is less than the stated redemption price at maturity by more than a de minimis amount. The stated redemption price at maturity for the subordinated notes is the sum of (i) the principal amount of the subordinated notes and (ii) any interest on the subordinated notes that is not QSI. The issue price of debt instruments equals the first price at which a substantial amount of the debt instruments has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). As discussed below, solely for purposes of calculating OID, special rules apply for determining the “maturity” of a subordinated note. If the subordinated notes are issued with OID, a U.S. Holder generally must include such OID in taxable income (as ordinary income) as such OID accrues in accordance with a constant yield method based on a compounding of interest, regardless of the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Thus, a U.S. Holder generally will be required to include OID in income in advance of the receipt of the cash to which such OID is attributable.
Under applicable Treasury Regulations, to determine the amount of QSI and OID in respect of a variable rate debt instrument, an “equivalent fixed rate debt instrument” must be constructed. The equivalent fixed rate debt instrument of a variable rate debt instrument that has an initial fixed rate followed by one or more qualified floating rates, such as a subordinated note, is constructed as follows: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of a subordinated note as of the subordinated note’s issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under clause (i) of this paragraph) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the subordinated notes). When the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI and OID, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument, and a U.S. Holder of subordinated notes will account for such OID, if any, and QSI as if the U.S. Holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the subordinated notes during the accrual period.
The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument, such as the subordinated notes, that provide an issuer with the option to redeem the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a redemption option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with OID. Under the terms of the subordinated notes, if the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is greater than the fixed rate substitute of the floating rate (as determined in the manner described above), the Notes will be presumed not to be redeemed and original issue discount with respect to the Notes will be calculated as described above. If, however, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the subordinated notes will be minimized if the subordinated notes are redeemed immediately before the change in the interest rate on July 1, 2025, and, therefore, the subordinated notes will be treated as maturing on such date for OID purposes. This assumption is made solely for purposes of determining whether the subordinated notes are issued with OID for U.S. federal income tax purposes and is not an indication of our intention to redeem or not to redeem the subordinated notes at any time. If, contrary to this presumption, the subordinated notes are not redeemed prior to the change in the interest rate on July 1, 2025, then, solely for OID purposes, the subordinated notes will be deemed to be reissued at their adjusted issue price on the date that they are not redeemed. This deemed reissuance should not result in taxable gain or loss to U.S. Holders.
Based on current market conditions and the manner in which the interest rates on the Notes are determined, we expect that when the foregoing calculations are completed, the Notes will be presumed to remain outstanding until maturity and have no original issue discount or will have de minimis original issue discount that can be disregarded and that, therefore, all interest payable on the Notes will be treated as qualified stated interest.
Disposition of the Subordinated Notes
You generally will recognize capital gain or loss on a sale, redemption, exchange, retirement or other taxable disposition of a subordinated note equal to the difference, if any, between (i) the amount realized on such disposition (excluding amounts attributable to any accrued but unpaid stated interest, which will be taxable as ordinary income to the extent you have not previously included such amounts in income) and (ii) your adjusted tax basis in the subordinated note. The amount realized will equal the sum of any cash and the fair market value of any other property received on the disposition. Your adjusted tax basis in a subordinated note generally will equal the amount you paid for the subordinated note, increased by any OID previously included in your gross income with respect to the subordinated note (including OID accrued in the year of the sale or other disposition) less any payment (other than QSI) made on the Note. Any such gain or loss will be long-term capital gain or loss if you held the subordinated note for more than one year at the time of the disposition. Long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Payments of stated interest which is QSI, accruals of OID and the proceeds of a disposition (including a retirement or redemption) of subordinated notes may be reported to the IRS. These information reporting requirements, however, do not apply with respect to certain exempt U.S. Holders, such as corporations.
Backup withholding (currently at a rate of 24%) may apply to payments of the foregoing amounts, unless you provide the applicable withholding agent with your taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption from backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.
Tax Consequences to Non-U.S. Holders
You are a “Non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of a subordinated note and you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.
Interest on the Subordinated Notes
Subject to the discussion below under the headings “—Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” payments of interest (which, for purposes of this discussion of Non-U.S. Holders, shall include any OID) on the subordinated notes generally will be exempt from U.S. federal income and withholding tax under the “portfolio interest” exemption if you properly certify as to your non-U.S. status, as described below, and:
•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•	you are not a bank whose receipt of interest on the subordinated notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;
•	you are not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us; and

•
interest on the subordinated notes is not effectively connected with your conduct of a U.S. trade or business (or, if a treaty applies, are not attributable to a permanent establishment or fixed base maintained by you in the United States).

The portfolio interest exemption applies only if you appropriately certify as to your non-U.S. status. You generally can meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) to the applicable withholding agent. If you hold the subordinated notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to your agent. Your agent then generally will be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries.
If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax, currently at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) claiming an exemption from (or a reduction of) withholding under an applicable income tax treaty or (ii) the payments of interest are effectively connected with your conduct of a trade or business in the United States (and, in the event that an income tax treaty is applicable, payments of interest are also attributable to a U.S. permanent establishment or fixed base maintained by you in the United States, as applicable) and you meet the certification requirements described below (see “—Income or Gain Effectively Connected with a U.S. Trade or Business”).
Disposition of the Subordinated Notes
Subject to the discussion below under the headings “—Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” you generally will not be subject to U.S. federal income or withholding tax on any gain realized on a sale, redemption, exchange, retirement or other taxable disposition of a subordinated note (other than amounts attributable to accrued and unpaid interest, which will be treated as described above under “—Interest on the Subordinated Notes”) unless:
•
the gain is effectively connected with the conduct by you of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States); or

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met.
If you are a Non-U.S. Holder described in the first bullet point above, you generally will be subject to U.S. federal income tax as described below (see “—Income or Gain Effectively Connected with a U.S. Trade or Business”). If you are a Non-U.S. Holder described in the second bullet point above, you generally will be subject to U.S. federal income tax at a flat 30% rate (or a lower applicable income tax treaty rate) on the gain derived from the sale, redemption, exchange, retirement or other taxable disposition, which may be offset by certain U.S.-source capital losses, unless an applicable income tax treaty provides otherwise.
Income or Gain Effectively Connected with a U.S. Trade or Business
If any interest on the subordinated notes or gain from a sale, redemption, exchange, retirement or other taxable disposition of the subordinated notes is effectively connected with a U.S. trade or business conducted by you, then you generally will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise). If interest received with respect to the subordinated notes is effectively connected income, the U.S. federal withholding tax described above will not apply (assuming an appropriate certification is provided) unless an applicable income tax treaty provides otherwise. You generally can meet the certification requirements by providing a properly executed IRS Form W-8ECI (or other applicable form) to the applicable withholding agent. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any effectively connected income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by you in the United States. In addition, if you are a corporation for U.S. federal income tax purposes, that portion of your earnings and profits that is attributable to such effectively connected income or gain, subject to certain adjustments, may be subject to a “branch profits tax” at a 30% rate (or a lower applicable income tax treaty rate).

Information Reporting and Backup Withholding
Payments to you of interest on a subordinated note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and may also be made available to the tax authorities of the country in which you are a tax resident under the provisions of an applicable income tax treaty or agreement. Backup withholding (currently at a rate of 24%) generally will not apply to payments of interest on a subordinated note to a Non-U.S. Holder if the certification described in “—Interest on the Subordinated Notes” above is provided by the Non-U.S. Holder, or the Non-U.S. Holder otherwise establishes an exemption.
Proceeds from a disposition (including a retirement or redemption) of a subordinated note effected by the U.S. office of a U.S. or non-U.S. broker will be subject to information reporting requirements and backup withholding unless you properly certify, under penalties of perjury, as to your non-U.S. status and certain other conditions are met, or you otherwise establish an exemption. Information reporting and backup withholding generally will not apply to any proceeds from a disposition of a subordinated note effected outside the United States by a non-U.S. office of a broker, unless such broker has certain connections to the United States, in which case information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its records that you are a Non-U.S. Holder and certain other conditions are met, or you otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act imposes a U.S. federal withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of interest on, and, subject to the proposed U.S. Treasury Regulations discussed below, the gross proceeds from a disposition (including a retirement or redemption) of, a debt instrument paid to certain non-U.S. entities, including certain foreign financial institutions and investment funds (including, in some instances, where such an entity is acting as an intermediary), unless such non-U.S. entity complies with certain withholding and reporting requirements regarding U.S. account holders and U.S. owners of such entity’s equity and debt. Pursuant to proposed U.S. Treasury Regulations (upon which taxpayers are permitted to rely until final U.S. Treasury Regulations are issued), this withholding tax generally will not apply to payments of gross disposition proceeds. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of subordinated notes may be eligible for a refund or credit of such taxes. Prospective purchasers of the subordinated notes should consult their own tax advisors regarding these withholding and reporting provisions.
The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the subordinated notes, including the consequences of any proposed change in applicable laws.

ERISA CONSIDERATIONS
A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, an “ERISA Plan”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the subordinated notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a non-exempt prohibited transaction under ERISA or the Code.
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, and any other plans that are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan unless an exemption is available. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA that have not made an election under Section 410(d) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).
The acquisition and holding of the subordinated notes or any interest therein by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or any paying agent or any of our or its respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the subordinated notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase, holding or disposition of the subordinated notes, or any interest therein. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (the “service provider exemption”) may provide an exemption for the purchase and sale of the subordinated notes, provided that (i) the issuer of the subordinated notes is not a party in interest or disqualified person with respect to an investing Plan other than by reason of providing services to the Plan or a relationship to a service provider, (ii) and neither the issuer of the subordinated notes nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Any purchaser or holder of the subordinated notes or any interest therein will be deemed to have represented by its purchase and holding of the subordinated notes or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing or holding the subordinated notes or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase, holding and disposition of the subordinated notes, or any interest in the subordinated notes, will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the subordinated notes or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their legal counsel regarding the potential consequences under ERISA and Section 4975 of the Code, and, if applicable, the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the subordinated notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the subordinated notes or any interest therein do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any subordinated notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a recommendation to make such a purchase or a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.
The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

UNDERWRITING
We have entered into an underwriting agreement, dated June 16, 2020 (the “Underwriting Agreement”), with Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co., or the underwriters, with respect to the subordinated notes. Subject to certain conditions, the underwriters have agreed to purchase, severally, the aggregate principal amount of subordinated notes set forth next to their names in the following table.
Underwriters	Principal Amount of Subordinated Notes
Keefe, Bruyette & Woods, Inc.	$70,000,000
Piper Sandler & Co.	$30,000,000
Total	$100,000,000
The Underwriting Agreement provides that the obligations of the underwriters to purchase the subordinated notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the subordinated notes if any of the subordinated notes are purchased.
The subordinated notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the subordinated notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of 0.50% of the principal amount per note. After the initial offering, the underwriters may change the offering price and the other selling terms. The offering of the subordinated notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Discounts, Commission and Expenses
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the subordinated notes offered hereby).
	Per Subordinated Note	Total
Public offering price(l)	100%	$100,000,000
Underwriting discounts and commissions paid by us	1.5%	$1,500,000
Proceeds to us, before expenses	98.5%	$98,500,000
(1)	Plus accrued interest from June 23, 2020, to the date of delivery.
We estimate that our total expenses for this offering, not including underwriting discounts and commissions, will be approximately $611,682. We also have agreed to reimburse the underwriters for certain of their fees and expenses related to the offering. In accordance with FINRA Rule 5110, the underwriters’ reimbursed expenses are deemed underwriting compensation for this offering.
Indemnification
We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in respect of these liabilities.
No Public Trading Markets
There is currently no public trading market for the subordinated notes. In addition, we have not applied and do not intend to apply to list the subordinated notes on any national securities exchange or to have the subordinated notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the subordinated notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the subordinated notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the subordinated notes will develop or continue, that you will be able to sell your subordinated notes at a particular time, or that the price that you receive when you sell will be favorable.
No Sale of Similar Securities
We have agreed with the underwriters that for a period of 45 days from the date of the Underwriting Agreement, we and our subsidiaries will not, without the prior consent of the underwriters, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations) of ours or of our subsidiaries.
Stabilization
In connection with this offering of the subordinated notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the subordinated notes in the open market for the purpose of pegging, fixing or maintaining the price of the subordinated notes. Syndicate covering transactions involve purchases of the subordinated notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the subordinated notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the subordinated notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their respective affiliates.
Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriters or its respective affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.
Our Relationships with the Underwriters
The underwriters and their affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Other Matters
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the subordinated notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The subordinated notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
We expect that delivery of the subordinated notes will be made against payment therefor on or about June 23, 2020, which will be the fifth business day following the date hereof (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the subordinated notes prior to the delivery of the subordinated notes hereunder will be required, by virtue of the fact that the subordinated notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the subordinated notes who wish to trade the subordinated notes prior to their date of delivery hereunder should consult their advisors.
Selling Restrictions
European Economic Area
In relation to each member state of the European Economic Area (the “EEA”), each a Member State, no offer of the subordinated notes to the public has been or will be made in that Member State, except that offers of the subordinated notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:
•	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;
•	to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.
provided that no such offer of subordinated notes shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of the above provisions, the expression “an offer of subordinated notes to the public” in relation to any subordinated notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any subordinated notes to be offered so as to enable an investor to decide to purchase or subscribe for any subordinated notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.
In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS
Certain legal matters in connection with this offering, including the validity of the subordinated notes offered hereby, will be passed upon for us by Hogan Lovells US LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Squire Patton Boggs (US) LLP, Cincinnati, Ohio.
EXPERTS
The consolidated financial statements of NBT Bancorp Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the accompanying prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

NBT BANCORP INC.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Purchase Contracts
Units and Warrants
NBT Bancorp, Inc. or one or more selling securityholders may offer the securities listed above from time to time in one or more offerings.
When we or any selling securityholders offers securities, you will be provided a prospectus supplement describing the specific terms of the securities, including the price.
We or any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
Investing in our securities involves risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated herein by reference, and in any of our subsequently filed quarterly and current reports that are incorporated herein by reference and any applicable prospectus supplement.
You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.
NBT Bancorp Inc.’s common stock is listed for trading on the NASDAQ Global Select Market under the symbol “NBTB.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.
The offered securities are not deposits or obligations of a bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 30, 2018.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any accompanying prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and any prospectus supplement together are an offer to sell only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained herein and in any accompanying prospectus supplement is current only as of its date.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, common stock, preferred stock, debt securities, depositary shares, purchase contracts, units and warrants.
Each time we or a selling securityholder sells securities, we or they will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.
References in this prospectus to “NBT Bancorp,” “the Corporation,” “we,” “us” and “our” are to NBT Bancorp Inc. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depository shares, purchase contracts, units, and warrants collectively as “offered securities.”

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the NASDAQ Global Select Market under the symbol “NBTB,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:
What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

On-line information, free of charge	SEC’s website at www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at 1-800-SEC-0330
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our website, www.nbtbancorp.com. Other than any documents expressly incorporated by reference herein, the information contained on our website does not constitute a part of this prospectus. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:
NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815
(607) 337-2265
Attn: Corporate Secretary
Website: www.nbtbancorp.com

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:
•
our Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 1, 2018 (including information incorporated by reference in the Form 10-K from our definitive proxy statement for the 2018 annual meeting of stockholders, which was filed on April 6, 2018);

•	our Current Report on Form 8-K filed with the SEC on April 5, 2018 (except for portions of such report which were deemed to be furnished and not filed); and
•	the description of our common stock contained in our Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.
We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”
For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information included or incorporated by reference in it include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:
•	local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact;
•	changes in the level of non-performing assets and charge-offs;
•	changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;
•	the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;
•	inflation, interest rate, securities market and monetary fluctuations;
•	political instability;
•	acts of war or terrorism;
•	the timely development and acceptance of new products and services and perceived overall value of these products and services by users;
•	changes in consumer spending, borrowings and savings habits;
•	changes in the financial performance and/or condition of our borrowers;
•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the ability to increase market share and control expenses;
•	changes in the competitive environment among financial holding companies;
•
the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply including those under the Dodd-Frank Act;

•
the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•	changes in our organization, compensation and benefit plans;
•
the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews;

•	greater than expected costs or difficulties related to the integration of new products and lines of business; and
•	our success at managing the risks involved in the foregoing items.
Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. These factors could have an adverse impact on our financial position and our results of operations.
The forward-looking statements are based upon managements’ beliefs and assumptions and are made as of the date of this prospectus. You should not place undue reliance on any forward-looking statements, which speak only as of the date made, and various factors including, but not limited to, those described above, could affect our financial performance and could cause our actual results or circumstances for future periods to differ materially from those anticipated or projected.
Unless required by law, we do not undertake, and we specifically disclaim any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ABOUT NBT BANCORP INC.
We are a bank holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and have been registered with the Federal Reserve as a financial holding company since June 22, 2000. We are the parent holding company of NBT Bank, N.A. (“NBT Bank”), NBT Financial Services, Inc., NBT Holdings, Inc. (which operates NBT Insurance Agency, LLC), Hathaway Agency, Inc., and CNBF Capital Trust I, NBT Statutory Trust I, NBT Statutory Trust I , Alliance Financial Capital Trust I and Alliance Financial Capital Trust II. Our principal sources of revenue are the management fees and dividends it receives from the Bank, NBT Financial and NBT Holdings. At March 31, 2018, we had $9.2 billion in assets and $953.9 million of stockholders’ equity. Our common stock is traded on the NASDAQ Global Select Market under the symbol “NBTB.”
Our business, primarily conducted through NBT Bank but also through its other subsidiaries, consists of providing commercial banking, retail banking and wealth management services primarily to customers in its market area, which includes central and upstate New York, northeastern Pennsylvania, southern New Hampshire, western Massachusetts, Vermont and the southern coastal Maine area. We have been, and intend to continue to be, a community-oriented financial institution offering a variety of financial services. Our business philosophy is to operate as a community bank with local decision-making, providing a broad array of banking and financial services to retail, commercial and municipal customers.
Our principal executive offices are located at 52 South Broad Street, Norwich, New York 13815. Our telephone number is (607) 337-2265. Our website is www.nbtbancorp.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus.

RISK FACTORS
We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Annual Report on Form 10-K for the year ended December 31, 2017, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks related to our securities may also be described in a prospectus supplement. Before purchasing our securities, you should carefully consider the risk factors we describe in any prospectus supplement or in any report incorporated by reference into this prospectus or such prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below. As of March 31, 2018, we had no shares of preferred stock outstanding and no shares of preferred stock have been issued within the past five years. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.
The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges. For purposes of computing these ratios:
•	earnings consist of income before income taxes plus fixed charges;
•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases; and
•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases.
	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges
Including interest on deposits	5.95	6.28	6.66	5.84	3.94
Excluding interest on deposits	12.20	15.59	19.34	12.74	7.27

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:
•	refinancing, reduction or repayment of debt;
•	redeeming outstanding securities;
•	funding investments in, or extensions of credit to, our banking subsidiary and our other subsidiaries as regulatory capital;
•	financing of possible acquisitions;
•	expansion of the business;
•	investments at the holding company level; and
•	working capital.
The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.
Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations.
We will not receive proceeds from sales of securities by selling security holders except as otherwise stated in an applicable prospectus supplement.

THE SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or selling securityholders may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.
We or selling securityholders may offer and sell from time to time, in one or more offerings, the following:
•	common stock;
•	preferred stock;
•	depositary shares;
•	debt securities;
•	purchase contracts;
•	units; and/or
•	warrants exercisable for debt securities, common stock or preferred stock.

DESCRIPTION OF COMMON STOCK
The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws, referred to herein as our “certificate of incorporation” and “bylaws,” respectively. The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our certificate of incorporation and bylaws by following the directions under the heading “Where You Can Find More Information.”
General
Our certificate of incorporation provides the authority to issue 100,000,000 shares of common stock, par value $0.01 per share. At March 31, 2018, there were 43,615,653 shares of common stock issued and outstanding and we had outstanding stock options and restricted stock units granted to directors, officers and other employees for 617,030 shares of our common stock.
Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.
Voting Rights
Holders of our common stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors at that meeting.
Liquidation Rights
The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of NBT Bancorp, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled.
Dividends
The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board of directors may not declare, and we may not pay, dividends or other distributions, unless we have paid or the board has declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.
Miscellaneous
The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of any preferred stock or other convertible securities, will, when issued, be fully paid and non-assessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions
We are subject to the provision of Section 203 of the Delaware General Corporation Law. Section 203 restricts transactions which may be entered into by a corporation and some of its stockholders. Section 203 provides, in essence, that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute and that person’s affiliates and associates, referred to in this section as an interested stockholder, but less than 85% of its shares may not engage in specified business combinations with the corporation for a period of three years after the date on which the stockholder became an interested stockholder unless before that date the corporation’s board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder or at or after that time the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by an affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Section 203 defines the term business combination to include a wide variety of transactions with or caused by an interested stockholder, including mergers, consolidations, specified types of asset sales, specified issuances of additional shares to the interested stockholder, transactions with the corporation which increase the proportionate interest of the interested stockholder or transaction in which the interested stockholder receives specified other benefits.
Our certificate of incorporation and bylaws provide that:
•
directors shall be elected annually by a “majority of votes cast”, unless the election is contested, in which case directors shall be elected by a plurality of the votes cast. An election shall be contested if, as determined by the board of directors, the number of nominees exceeds the number of directors to be elected;

•	any director may be removed with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors;
•
a vacancy on the board of directors may be filled by stockholders at a stockholder’s meeting. In addition, directors may fill vacancies by a majority vote of the directors then in office. The director chosen by the current directors to fill the vacancy will hold office until the next election of directors, at which time the stockholders shall fill the vacancy for the remainder of the unexpired term. Directors may also fill newly created directorships other than an increase by more than three in the number of directors.

Our bylaws also provide that:
•	any action required or permitted to be taken by the stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting; and
•
special meetings of the stockholders may be called by our board of directors or the chairman of the board of directors, or if there is none, by the President, or by the holders of at least 50% of all shares entitled to vote at the meeting.

Our bylaws provide that, in order for any stockholder business (other than stockholder nominations of directors) to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding advance notice to us. For business to be properly brought before a meeting by a stockholder, it must be a proper matter for stockholder action under the Delaware General Corporation Law, the stockholder must have given timely notice thereof in writing to our President, and the notice must comply with the procedures set forth in our bylaws. Except for stockholder proposals submitted in accordance with the federal proxy rules as to which the requirements specified therein shall control, a stockholder’s notice, to be timely, must be delivered to or mailed and received at our principal executive offices at least 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholder; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, a stockholder’s notice will be timely if delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by us.
Our bylaws also provide that subject to the rights of holders of any class or series of capital stock then outstanding, nominations for the election or re-election of directors at a meeting of the stockholders may be made by any stockholder entitled to vote in the election of directors generally who complies with the procedures set forth in our bylaws and who is a stockholder of record at the time notice is delivered to our President. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election or re-election as directors at a meeting called for such purpose only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to our President. To be timely, nominations must be delivered at least 150 days prior to the one-year anniversary date of the prior-year’s annual meeting of stockholders in the case of an annual meeting and at least 60 days prior to the meeting in the case of a special meeting, except that if a public announcement of a special meeting is not made at least 70 days prior to the meeting date, the nominations will be timely if received within 10 days following such announcement.
The purpose of requiring stockholders to give us advance notice of nominations and other stockholder business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders. These provisions could also delay stockholder actions which are favored by the holders of a majority of our outstanding voting securities until the next stockholders’ meeting.
Our bylaws provide that a majority of our board of directors, or stockholders holding a majority of the outstanding shares entitled to vote, may make, amend or repeal the bylaws. The required vote of stockholders to amend the provisions of the bylaws related to the term of directors is 66-2/3% of the total number of issued and outstanding shares of stock entitled to vote. Our bylaws permit the stockholders to adopt, approve or designate bylaws that may not be amended, altered or repealed except by a specified percentage in interest of all stockholders or of a particular class of stockholders. Amendments to our certificate of incorporation generally require the approval of the board of directors and the approval of holders of a majority of the outstanding stock entitled to vote upon the amendment. Any amendment to those provisions of the certificate of incorporation that relate to business combinations involving NBT Bancorp or a subsidiary and a major stockholder or affiliate require the affirmative vote of at least 80% of the outstanding shares of voting stock, and if there is a major stockholder, such 80% vote must include the affirmative vote of at least 80% of the outstanding shares of voting stock held by stockholders other than the major stockholder and its affiliates.
NASDAQ Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “NBTB.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK
The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, and the applicable certificate of designation to our certificate of incorporation, determining the terms of the related series of preferred stock and our bylaws, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as holders of shares of our common stock.
General
We are authorized to issue 2,500,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2018, no shares of preferred stock were issued and outstanding. Our certificate of incorporation, subject to limitations prescribed in our certificate of incorporation and subject to limitations prescribed by Delaware law, authorizes the board of directors, from time to time by resolution or duly authorizing committee of the board and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of NBT Bancorp.
Terms of the Preferred Stock That We May Offer and Sell to You
You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:
•	the title and stated value of the preferred stock being offered;
•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;
•	the procedures for any auction and remarketing, if any, for the preferred stock being offered;
•	the provisions for a sinking fund, if any, for the preferred stock being offered;
•	the provisions for redemption, if applicable, of the preferred stock being offered;
•	any listing of the preferred stock being offered on any securities exchange or market;
•
the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the preferred stock being offered;
•	whether interests in the preferred stock being offered will be represented by depositary shares and, if so, the terms of those shares;
•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;
•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of NBT Bancorp;

•
any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of NBT Bancorp; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.
Ranking
Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of NBT Bancorp, rank:
•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;
•	equally with all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and
•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.
For purposes of this subheading, the term “equity securities” does not include convertible debt securities.
Distributions
Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.
Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.
If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:
•
if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

•
if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.
Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of NBT Bancorp, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of NBT Bancorp be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of NBT Bancorp.
Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.
Redemption
If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.
The prospectus supplement relating to a class series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.
Notwithstanding the foregoing, unless provided otherwise for any class or series of preferred stock, unless all required dividends are paid:
•	no shares of the applicable class or series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the class or series are simultaneously redeemed, and
•
we will not purchase or otherwise acquire directly or indirectly any shares of the applicable class or series of preferred stock, except by conversion into or exchange for stock of NBT Bancorp ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of NBT Bancorp, provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of NBT Bancorp, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of NBT Bancorp, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.
For those purposes, the consolidation or merger of NBT Bancorp with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of NBT Bancorp, will not be deemed to constitute a liquidation, dissolution or winding up of NBT Bancorp.
Voting Rights
Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.
Under the Delaware General Corporation Law, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our certificate of incorporation, if the amendment would:
(1)	increase or decrease the aggregate number of authorized shares of that series of preferred stock,
(2)	increase or decrease the par value of the shares of that series of preferred stock, or
(3)
alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock.

Conversion Rights
The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of NBT Bancorp or other issuers, including, without limitation, common stock, debt securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at NBT Bancorp’s or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.
Transfer Agent and Registrar
The transfer agent and registrar for the preferred stock will be American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES
The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.
Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” above.
General
We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.
In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for definitive depositary receipts.
Dividends and Other Distributions
The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.
Redemption of Depositary Shares
If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.
Voting the Preferred Stock
We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.
Withdrawal of Preferred Stock
When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.
Amendment and Termination of the Deposit Agreement
NBT Bancorp and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.
We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt.
Charges of Depositary
We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.
Miscellaneous
We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.
Neither the depositary nor NBT Bancorp will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both NBT Bancorp and the depositary will be obligated to use their best judgment and to act in good faith in performing their respective duties under the deposit agreement. Each of NBT Bancorp and the depositary will be liable only for gross negligence and willful misconduct in performing their duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. NBT Bancorp and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. NBT Bancorp and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.
The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.
Title
NBT Bancorp, each depositary and any agent of NBT Bancorp or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF DEBT SECURITIES
Description of Senior Debt Securities and Subordinated Debt Securities
General
We may issue senior debt securities and/or subordinated debt securities, which in each case will be unsecured, direct, general obligations of NBT Bancorp.
The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in priority of payment to senior debt securities of NBT Bancorp, as described below under “–Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions under the heading “–Description of Senior Debt Securities and Subordinated Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries.
We will issue senior debt securities under a senior debt indenture and subordinated debt securities under a separate subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions under the heading “–Description of Senior Debt Securities and Subordinated Debt Securities,” we may refer to the senior debt indenture and the subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures will be qualified under and governed by the Trust Indenture Act of 1939.
Each indenture will be between NBT Bancorp and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.
The descriptions under the heading “–Description of Senior Debt Securities and Subordinated Debt Securities” relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the subordinated debt indenture under which we may issue our senior debt securities and subordinated debt securities, respectively, and the forms of the debt securities, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading “Where You Can Find More Information” above. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.
The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.
Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement
The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:
•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;
•	the amount of debt securities issued and any limit on the amount that may be issued;
•	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;
•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;
•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;
•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;
•
the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

•	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;
•
the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

•
our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•
the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

•
whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

•
any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

•	whether the debt securities will be issued in certificated or book-entry form;
•
whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

•
if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

•	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;
•	whether the debt securities can be converted into or exchanged for other securities of NBT Bancorp, and the related terms and conditions;
•	in the case of subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;
•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;
•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;
•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and
•	any other terms of the debt securities.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.
Except as set forth in the applicable indenture or in a supplemental indenture, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving NBT Bancorp. The applicable indenture may contain provisions that would afford debt security holders protection in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of NBT Bancorp that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
For purposes of the descriptions under the heading “–Description of Senior Debt Securities and Subordinated Debt Securities”:
•
“subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by NBT Bancorp or by one or more other subsidiaries of NBT Bancorp. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and

•	“significant subsidiary” means any subsidiary of NBT Bancorp that is a “significant subsidiary,” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act.
Ranking
Senior Debt Securities
Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Subordinated Debt Securities
To the extent provided in the subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to creditors of NBT Bancorp in a liquidation or dissolution of NBT Bancorp, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to NBT Bancorp, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, general creditors of NBT Bancorp may recover more, ratably, than holders of subordinated debt securities in the event of a distribution of assets upon insolvency.
The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.
The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.
“Senior debt” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to NBT Bancorp, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:
•
other indebtedness of NBT Bancorp evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•	indebtedness of NBT Bancorp for money borrowed or represented by purchase-money obligations, as defined below;
•	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;
•
indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures which is included in the Company’s consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;
•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;
•
all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the eight clauses above.
However, “senior debt” excludes:
•
any indebtedness, obligation or liability referred to in the eight clauses above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to subordinated debt securities or ranks equally with the subordinated debt securities,

•
any indebtedness, obligation or liability which is subordinated to indebtedness of NBT Bancorp to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, and, unless expressly provided in the terms thereof,

•	any indebtedness of NBT Bancorp to its subsidiaries.
As used above, the term “purchase-money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in an indenture relating to subordinated debt securities upon the creation of additional senior debt.
The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.
Structural Subordination
Because NBT Bancorp is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of NBT Bancorp’s subsidiaries, since any right of NBT Bancorp to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors. NBT Bancorp itself is recognized as a creditor of that subsidiary, the claims of NBT Bancorp would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by NBT Bancorp. Claims from creditors (other than us), on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Any capital loans that we make to NBT Bank, N.A. would be subordinate in right of payment to deposits and to other indebtedness of the bank.
Conversion or Exchange of Debt Securities
The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.
Redemption of Securities
We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement.
From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.
Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.
Denomination, Interest, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form and (ii) in denominations of $5,000 if the debt securities are in bearer form.
Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.
Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.
Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.
If we redeem the debt securities of any series, neither we nor any trustee will be required to:
•
issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or
•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.
Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.
An investor should be aware that when debt securities are issued in the form of global securities:
•	the investor cannot have debt securities registered in his or her own name;
•	the investor cannot receive physical certificates for his or her debt securities;
•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;
•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;
•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and
•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.
The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.
Merger, Consolidation or Sale of Assets
We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:
(1)	either:
•	NBT Bancorp is the continuing entity, or
•
the successor entity, if other than NBT Bancorp, formed by or resulting from any consolidation or merger, or which has received the transfer of NBT Bancorp’s assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures, and

(2)
immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of NBT Bancorp or any subsidiary as a result of that transaction as having been incurred by NBT Bancorp or a subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing;

provided, however, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.
Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above
Any additional covenants of NBT Bancorp and/or modifications to the covenant described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to that series of debt securities.
Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not contain the restrictive covenant stated above, nor does it contain any other provision which restricts us from, among other things:
•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or
•	paying dividends or making other distributions on our capital stock; or
•	purchasing or redeeming our capital stock; or
•	creating any liens on our property for any purpose.
Events of Default, Waiver and Notice
Events of Default.
The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:
•	failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;
•	failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;
•	default in making any sinking fund payment when due, for any debt security of the series;
•
default in the performance or breach of any other covenant or warranty of NBT Bancorp contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;

•	specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of NBT Bancorp or any significant subsidiary or either of their property; and
•	any other event of default provided with respect to a particular series of debt securities.
If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case described in clause (5) above, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:
•
we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee, and

•
all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver
Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:
•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series, or
•
in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice
Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.
The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.
Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.
Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.
Modification of the Indentures
Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders under debt securities issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:
•	except as described in the prospectus supplement relating to such debt security:
•	extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security,

•
reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security,

•	extend the time of payment of interest on any debt security or any additional amounts,
•	change any of the conversion, exchange or redemption provisions of any debt security,
•	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security,
•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms,
•
release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities,

•	in the case of subordinated debt securities, modify the ranking or priority of the securities,
•
reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture, or

•
modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by NBT Bancorp with specific covenants in the indenture.
NBT Bancorp and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:
•
to evidence the succession of another person to NBT Bancorp as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

•	to add to the covenants of NBT Bancorp for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon NBT Bancorp in the indenture;
•	to add events of default for the benefit of the holders of all or any series of debt securities;
•
to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure or provide for the guarantee of the debt securities;
•	to establish the form or terms of debt securities of any series and any related coupons;
•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;
•	to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities;

•
to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series;
•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;
•	to conform any provision in an indenture to the requirements of the Trust Indenture Act; or
•	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.
In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:
•
the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•
the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

•
the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

•	debt securities owned by NBT Bancorp or any other obligor upon the debt securities or any affiliate of NBT Bancorp or of any other obligor are to be disregarded.
Discharge, Defeasance and Covenant Defeasance
Discharge
We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.
Defeasance and Covenant Defeasance
If the provisions in that indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:
•
defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•
covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities; in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.
A trust will only be permitted to be established if, among other things:
•
we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;
•
the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which NBT Bancorp is a party or by which it is bound;

•	certain other provisions set forth in the indenture are met;
•
we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

•
in the case of the subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “—Subordination of Subordinated Debt Securities” would prevent NBT Bancorp from making payments of principal of and premium, if any, and interest on the subordinated debt securities at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Option to Extend Interest Payment Period
If indicated in the applicable prospectus supplement, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement, during the extension period neither we nor any of our subsidiaries may:
•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

•
purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

•
in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,
•	dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or
•	any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;
•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by us that rank equally with or junior to the debt securities; or
•	make any guarantee payments regarding the foregoing.
Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period.
We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the senior debt securities or the subordinated debt securities. We will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (a) the next succeeding interest payment date or (b) the date upon which we are required to give notice to the NASDAQ, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment.
Regarding the Trustees
We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.
There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.
If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.
Governing Law
The senior debt securities, the subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase our debt securities, common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. As of March 31, 2018, there were no warrants to purchase shares of our common stock issued and outstanding.
The applicable prospectus supplement will contain a description of the following terms:
•	the title of the warrants;
•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;
•	the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•
the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants which may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.
Exercise of Warrants
Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.
Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:
•
in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PURCHASE CONTRACTS
As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from NBT Bancorp, and obligating NBT Bancorp to sell to the holders, a number of debt securities, shares of our common stock, or preferred stock or depositary shares or warrants, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.
The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations of NBT Bancorp, or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.
The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.
The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•	whether the units will be issued in fully registered or global form.
The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION
NBT Bancorp or the selling securityholders may sell the offered securities:
•	directly to purchasers;
•	through agents;
•	through dealers;
•	through underwriters;
•	directly to its stockholders; or
•	through a combination of any of these methods of sale.
The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to NBT Bancorp and/or selling securityholder from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.
NBT Bancorp or the selling securityholders may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
NBT Bancorp or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by NBT Bancorp or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by NBT Bancorp or a selling securityholder, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by NBT Bancorp or a selling securityholder to such agent will be set forth in the prospectus supplement.
If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, NBT Bancorp or the selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is, or underwriters are, used in the sale, NBT Bancorp or a selling securityholder (if any) will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from NBT Bancorp or the selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
If so indicated in the applicable prospectus supplement, NBT Bancorp or a selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from NBT Bancorp or a selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and
•	if the offered securities are also being sold to underwriters, NBT Bancorp or a selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.
The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.
Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for NBT Bancorp or a selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with NBT Bancorp or a selling securityholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we or the selling securityholder may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or the selling securityholder grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.
Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with NBT Bancorp or a selling securityholder, to indemnification by NBT Bancorp or a selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, NBT Bancorp or the selling securityholder in the ordinary course of business.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.
Sales by Selling Securityholders
Selling securityholders may use this prospectus in connection with the resale of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of their securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Hogan Lovells US LLP, and for the underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of NBT Bancorp at December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting at December 31, 2017, have been incorporated by reference into this document and in the registration statement in reliance on the reports of KPMG LLP, independent registered public accounting firm, which are incorporated by reference into this document and into the registration statement by reference to NBT Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2017, and upon the authority of said firm as experts in accounting and auditing.

$100,000,000

5.000% Fixed-to-Floating Subordinated Notes due 2030
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
Keefe, Bruyette & Woods
    A Stifel Company
Piper Sandler
The date of this prospectus supplement is June 16, 2020.